EXHIBIT 2.0

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

SFBC INTERNATIONAL, INC.,

SFBC TAYLOR TECHNOLOGY, INC.,

TAYLOR TECHNOLOGY, INC.,

DR. PAUL A. TAYLOR, DR. THOMAS D. OGLESBY,

PATRICIA M. COLEMAN AND DR. JAMES A. SETTLAGE

July 25, 2004

TABLE OF CONTENTS

Page

1.

Definitions

1

2.

Basic Transaction

2.1

The Merger

5

2.2

The Closing

5

2.3

Actions at the Closing

5

2.4

Effect of the Merger

6

2.5

Procedure for Exchange of Common Stock

7

2.6

Escrowed Merger Payment

7

2.7

Tax Matters

8

(a)

Section 338(h)(10) Election

8

(b)

Allocation of Purchase Price

9

(c)

S Corporation Status

9

(d)

Tax Periods Ending on or Before the Closing Date

9

(e)

Cooperation on Tax Matters

9

(f)

Certain Taxes

10

3.

Representations and Warranties

10

3.1

Taylor and the Shareholders

10

(a)

Organization and Qualification

10

(b)

Authorization

10

(c)

Noncontravention

11

(d)

Capitalization

11

(e)

Subsidiaries

11

(f)

Brokers’ Fees

11

(g)

Taxes

12

(h)

Title to Assets

12

(i)

Leases

12

(j)

Contracts and Other Documents

13

(k)

Labor Difficulties

13

(l)

ERISA; Employee Benefit Plans

13

(m)

Employees

15

(n)

Licenses and Permits

15

(o)

Accounts Receivable

16

(p)

Financial Statements

16

(q)

Assets; Ownership of Necessary Assets and Rights

16

(r)

Absence of Undisclosed Liabilities

16

(s)

Compliance With Law

17

(t)

Intellectual Property and Intangible Assets

18

i

(u)

Pending Litigation

18

(v)

Client List

18

(w)

Events Subsequent to Most Recent

Fiscal Year End

19

(x)

Inventory

20

(y)

Suppliers

20

(z)

No Third Party Option

20

(aa)

Related Party Transactions

20

(bb)

Americans With Disabilities Act of 1990

20

(cc)

Contingent Liabilities

20

(dd)

Environmental Matters

20

(ee)

Guaranties

22

(ff)

No Third Party Option

22

(gg)

Restrictive Covenants

22

(hh)

Insurance

22

(ii)

Absence of Questionable Payments

22

(jj)

Disclosure

22

3.2

SFBC and Sub

22

(a)

Organization and Qualification

22

(b)

Authorization

23

(c)

Noncontravention

23

(d)

Capitalization

23

(e)

Filings with the SEC

24

(f)

Absence of Undisclosed Liabilities

24

(g)

Certain Regulatory Matters

24

(h)

Sub

24

4.

Closing

24

4.1

Conditions to SFBC’s and Sub’s Obligations

24

4.2

Conditions to Taylor’s Obligations

25

4.3

Conditions to Taylor’s, SFBC’s and Sub’s Obligations

26

4.4

SFBC’s and Sub’s Closing Documents

26

4.5

Taylor’s Closing Documents

27

5.

Additional Covenants

27

5.1

Post-Closing Assets

28

5.2

Covenant Not to Compete

28

5.3

Cooperation in Third-Party Litigation

29

6.

Survival of Representations and Warranties; Indemnification

30

6.1

Survival of Representations and

Warranties and Covenants

30

6.2

Indemnification by the Shareholders

30

6.3

Limitation of Indemnification by Shareholders

30

ii

6.4

Indemnification by SFBC

30

6.5

Indemnification Payments

31

6.6

Procedure for Third Party Claims

31

6.7

Successors

32

7.

Brokerage

32

8.

General Provisions

32

8.1

No Third Party Beneficiaries

32

8.2

Expenses of the Parties

33

8.3

Construction

33

8.4

Specific Performance

33

8.5

Severability

33

8.6

Counterparts

33

8.7

Benefit

34

8.8

Notices

34

8.9

Attorney’s Fees

34

8.10

Oral Evidence

34

8.11

Governing Law

35

8.12

Arbitration

36

8.13

Section or Paragraph Headings

37

Exhibits

Exhibit A – Certificate of Merger - New Jersey

Exhibit B – Form of Escrow Agreement

Exhibit C – Investment Letter

Exhibit D – Opinion of Taylor’s Counsel

Exhibit E – Opinion of SFBC and Sub’s Counsel

iii

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (the “Agreement”) entered into as of this 23rd day of July, 2004 by and among SFBC International, Inc., a Delaware corporation (“SFBC”), SFBC Taylor Technology, Inc., a New Jersey corporation (“Sub”), Taylor Technology, Inc., a New Jersey corporation (“Taylor”), Dr. Paul A. Taylor, Dr. Thomas D. Oglesby, Patricia M. Coleman and Dr. James A. Settlage (collectively, the “Shareholders”). SFBC, Sub, Taylor and the Shareholders are referred to individually as a “Party” and collectively herein as the “Parties.”

WHEREAS, the respective boards of directors of Sub and Taylor have each declared advisable the merger of Sub with and into Taylor (the “Merger”), upon the terms and subject to the conditions set forth herein;

WHEREAS, the respective boards of directors of SFBC, Sub and Taylor have each determined that the Merger is in the best interest of their respective shareholders and is in furtherance of and consistent with their respective long-term business strategies;

WHEREAS, the board of directors of SFBC in its capacity as the sole shareholder of Sub and the board of directors of Taylor and each of the shareholders of Taylor has approved this Agreement and the Merger upon the terms and subject to the conditions set forth herein;

WHEREAS, the Parties intend to treat the Merger as a fully taxable transaction and will report it as such for all tax purposes.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

Section 1.

Definitions. As used in this Agreement, the following words and phrases shall have the meanings ascribed.

“Accounts Receivable” shall have that same meaning as in Section 3.1(o).

“Affiliate” means a person or entity which controls, is controlled by, or is under common control with Taylor or SFBC, as the case may be, either directly or indirectly through intermediaries.

“Agreement” shall have the meaning as in the introductory paragraph.

“Assets” shall have that same meaning as in Section 3.1(h).

“Average Share Price” shall have that same meaning as in Section 2.4.4(b).

“Business” shall have the meaning as in the introductory paragraph.

“Common Stock” shall have that same meaning as in Section 2.4.

“Client” means any person, firm, corporation, limited liability company, partnership, association or other entity to which Taylor sold or provided services during the 12-month period prior to the time at which any determination is required to be made as to whether any such person, firm, corporation, partnership, association or other entity is a Client, or who or which was approached by or who or which has approached an employee of Taylor for the purpose of soliciting business from Taylor or the third party, as the case may be.

“Closing Date Financial Statements” shall have that same meaning as in Section 3.1(p).

“Closing Date” shall have that same meaning as in Section 2.2.

“Closing” shall have that same meaning as in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contracts” shall mean any oral, written or implied agreement, contract or understanding.

“CPA” shall have that same meaning as in Section 2.6(d).

“DEA” means the United States Drug Enforcement Administration.

“Effective Time” shall have the meaning contained in Section 2.4.1.

“Employee Benefit Plans” shall have that same meaning as in Section 3.1(l).

“Employees” shall have that same meaning as in Section 3.1(m).

“Environmental Condition” means the state of the environment, including natural resources (e.g., flora and fauna), soil, surface water, ground water, any present or potential drinking water supply, subsurface strata or ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, spilling, leaking, pumping, pouring, injecting, emptying, discharging, emitting, escaping, leaching, dumping, disposal, release, or threatened release of any hazardous substance, whether or not yet discovered which suffices to result or could or does result in any Liability. With respect to claims by third Parties, Environmental Conditions also include the exposure of persons to hazardous substances at the work place or the exposure of persons or property to hazardous substances.

“Environmental, Health, and Safety Laws” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or water into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

“Escrow” shall have that same meaning as in Section 2.4.4(a).

“Escrow Agent” shall have that same meaning as in Section 2.4.4(a).

“ERISA” shall mean Employee Retirement Income Security Act of 1974, as amended.

“Excess Liabilities” shall have that same meaning as in Section 2.6.

“Exchange Act” means the Securities Exchange Act of 1934.

“Family Member” means any spouse, child, parent, father or mother-in-law, brother or sister, brother or sister-in-law, nephew or niece, and any corporation, partnership, joint venture, limited liability company, association, trust, joint stock company, unincorporated organization, or entity in which such a Person has any ownership interest in (excluding any public company in which a Person owns less than 1% of the outstanding shares of common stock).

“FDA” means the United States Food and Drug Administration.

“Financial Statements” shall have that same meaning as in Section 3.1(p).

“Intangible Assets” means all right, title and interest in and to all know-how, technology, slogans, data, studies, confidential information, restrictive covenants, computer software (including documentation and related object and source codes), designs, indemnity rights and other intangible assets now used or presently planned to be used by Taylor, and all of the goodwill associated therewith, confidentiality obligations and similar obligations of present and former shareholders, officers and employees of Taylor.

“Intellectual Property” means all right, title and interest in and to all patents, patent applications, licenses, inventions, copyrights, trademarks, trade names, service marks, and trade secrets, including without limitation, assays, logos and slogans, and all of the goodwill associated therewith, rights to hardware and software currently developed or being developed prior to the Closing or in the future and all registrations, applications and other rights associated with the foregoing, if any, whether registered or unregistered, now used or presently planned to be used by Taylor in connection with the business, including, without limitation, those set forth on Schedule 3.1(t), including the right to sue for past infringement thereof.

“Inventory” shall mean all inventories, including assays, test samples, work-in-progress and raw materials.

“Knowledge” of Taylor or “best of Taylor’s Knowledge” shall mean the actual knowledge of any of the Shareholders.

“Laws” shall have that same meaning as in Section 3.1(s).

“Leases” and individually a “Lease” shall have that same meaning as in Section 3.1(i).

“Liabilities” means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

“Licenses and Permits” shall have that same meaning as in Section 3.1(n).

“Losses” shall have that same meaning as in Section 6.2.

“Material Adverse Effect” means, when used with respect to SFBC and/or Taylor, as the case may be, any change or effect that is materially adverse to the business, assets, Liabilities, results of operations, condition (financial or otherwise), management or future prospects of such Party. More specifically and without limiting the prior sentence, any loss of a Client (or knowledge of a future loss or material reduction in revenues from a Client) which accounted for 10% or more of Taylor’s revenues in 2003 or for the six months ended June 30, 2004 shall be considered to have a Material Adverse Effect.

“Merger” shall have that same meaning as in Section 2.1.

“Merger Consideration” shall have that same meaning as in Section 2.4.

“Merger Filing” shall have that same meaning as in Section 2.3.

“NJBCA” shall mean the New Jersey Business Corporation Act.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“Pension Plans” shall have that same meaning as in Section 3.1(l).

“Person” shall mean any person, corporation, association, partnership, limited liability company, joint venture, organization, business, individual, government, or any agency or political subdivision thereof or any other entity.

“Preferred Stock” shall have that same meaning as in Section 3.2(d)(i).

“Purchaser” shall have the meaning as in the introductory paragraph.

“Reportable Event” shall have that same meaning as in Section 4.1(k) as such term is defined in Section 4043 of ERISA.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” shall have that same meaning as in Section 3.2(e).

“Securities Act” means the Securities Act of 1933.

“SFBC Indemnitee” and collectively the “SFBC Indemnitees” shall have that same meaning as in Section 6.2.

“Shareholder” or “Shareholders” shall have the meaning as in the introductory paragraph.

“Shareholders’ Equity” shall mean total assets minus total liabilities calculated in accordance with generally accepted accounting principles, provided that for the purposes of this Agreement the property and equipment of Taylor shall be based upon their book value as reflected on the balance sheet contained in the Closing Date Financial Statements without any step up based upon appraised value; provided further, that the preceding calculation shall exclude up to $1,000,000 of New Jersey state corporation income taxes imposed upon Taylor by the New Jersey Division of Taxation resulting solely from the Section 338(h)(10) Election (as defined in Section 2.7), and that would not have been imposed upon Taylor by the New Jersey Division of Taxation resulting from the sale of the Taylor stock but for the making of the Section 338(h)(10) Election.

“Shareholder Indemnitee” shall have that same meaning as in Section 6.3.

“Taxes” shall have that same meaning as in Section 3.1(g).

“Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and including any amendment thereof.

Section 2.

Basic Transaction.

2.1

The Merger. On and subject to the terms and conditions of this Agreement, Sub shall merge with and into Taylor (the “Merger”) at the Effective Time, as defined. Taylor shall be the corporation surviving the Merger (the “Surviving Corporation”). Following the Merger, the separate corporate existence of Sub shall cease and Taylor shall continue as the Surviving Corporation under the name SFBC Taylor Technology, Inc.

2.2

The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) at the offices of SFBC, 11190 Biscayne Boulevard, Miami, FL 33181, at 10:00 a.m. local time on July 25, 2004, or such place and other date as the Parties may mutually determine (the “Closing Date”).

2.3

Actions at the Closing. At the Closing, (a) Taylor and its shareholders shall deliver to SFBC and Sub the various certificates, instruments, and documents referred to in Section 4.1 and 4.5 below, (b) SFBC and Sub shall deliver to Taylor the various certificates, instruments, and documents referred to in Section 4.2 and 4.4 below, (c) Taylor and Sub shall file Certificate of Merger, with the State Treasurer of the State of New Jersey in the form attached hereto as Exhibit A (the “Merger Filing”) and (d) SFBC shall deliver to the Taylor shareholders and the Escrow Agent, cash and SFBC Common Stock as further described in Section 2.4.4 below (the “Merger Consideration”).

2.4

Effect of Merger.

2.4.1

General. The Merger shall become effective at the time (the “Effective Time”) Sub and Taylor complete the Merger Filing or at such time as the Parties shall agree and specify in the Merger Filing. The Merger shall have the effect set forth in the NJBCA. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either Sub or Taylor in order to carry out and effectuate the transactions contemplated by this Agreement.

2.4.2

Certificate of Incorporation. The Certificate of Incorporation of Taylor in effect at and as of the Effective Time shall be amended and restated at and as of the Effective Time to provide for the change of name required by this Agreement.

2.4.3

Directors and Officers. The directors and officers of the Surviving Corporation shall be as disclosed on Schedule 2.4.3.

2.4.4

Merger Consideration.

(a)

The total Merger Consideration shall be $20,900,000 which shall consist of a combination of $16,920,205 in cash and $3,979,795 in restricted SFBC Common Stock (consisting of 133,595 shares) paid at Closing, of which a total of $2,000,000 comprised of equal amounts of cash and SFBC Common Stock shall be held in escrow (the “Escrow”) with Wachovia Bank, N.A. (the “Escrow Agent”) in accordance with an Escrow Agreement in the form contained on Exhibit B, contingent upon the satisfaction of the conditions described in and otherwise in accordance with Section 2.6 (the “Escrowed Merger Payment”). The allocation of cash and SFBC Common Stock per shareholder shall be made pursuant to Taylor’s instructions delivered to SFBC and Sub at the Closing.

(b)

The number of shares of Common Stock to be issued to the shareholders of Taylor shall be determined by dividing $3,979,795 by the average closing price of SFBC’s Common Stock on the Nasdaq National Market for the 20 trading days ending three trading days prior to the Closing (the “Average Share Price”).

(c)

At and as of the Effective Time, each issued and outstanding share of Taylor Common Stock shall be converted into the Merger Consideration. Each issued and outstanding share of Common Stock of Taylor shall be entitled to share in the Merger Consideration on a pro rata basis, based upon the number of shares of Taylor Common Stock owned as of the record date for the Merger.

(d)

At and as of the Effective Time, each of the shares of Common Stock, par value $.001 per share, of Sub shall be converted into one share of Common Stock, no par value, of the Surviving Corporation.

(e)

Fractional Shares. No fraction of a share of SFBC Common Stock shall be issued. Each shareholder who would otherwise be entitled to a fraction of a share shall receive from SFBC an amount of money (rounded to the nearest whole cent) equal to the product of (a) such fraction multiplied by (b) the Average Share Price.

(f)

Deferred Delivery. To the extent that any Taylor shareholders fail to (i) execute the investment letter and receipt (Exhibit C), and (ii) deliver to SFBC their Taylor stock certificates duly endorsed, SFBC may refrain from delivering the Merger Consideration to them.

2.4.5

Adjustments. In the event of any reclassification, recapitalization, stock split, stock dividend (including any dividend or distribution of securities convertible into SFBC Common Stock) or subdivision with respect to SFBC Common Stock, any change or conversion of SFBC Common Stock into other securities, any other dividend or distribution with respect to SFBC Common Stock (or if a record date with respect to any of the foregoing should occur), prior to the Effective Time, appropriate and proportionate adjustments shall be made to the number of shares of SFBC Common Stock issued as part of the Merger Consideration.

2.5

Procedure for Exchange of Common Stock. At the Closing, or as soon as practicable following the Closing, the shareholders shall deliver to the Sub or the Surviving Corporation certificates for their shares of Taylor Common Stock, together with stock powers endorsed in blank in exchange for the Merger Consideration.

2.6

Escrowed Merger Payment.

(a)

The Escrowed Merger Payment shall be held by the Escrow Agent for a period of up to 27 months following the Closing (the “Escrow Period”). If as of the date 12 months following the Closing and again 24 months following the Closing SFBC determines that the Shareholders’ Equity of Taylor at the Closing was less than $3,000,000 (the difference between $3,000,000 and the Shareholders’ Equity of Taylor at the Closing being referred to herein as the “Excess Liabilities”), then SFBC shall give written notice of the Excess Liabilities to the Shareholders and to the Escrow Agent. Upon receipt of the notice, Dr. Paul A. Taylor (or his successor), as agent for the Shareholders may:

(i)

Send written notice to SFBC and the Escrow Agent stating that the Shareholders agree with the Excess Liabilities;

(ii)

Consult with SFBC’s management and its independent auditors and determine the mutually agreeable amount of Excess Liabilities, if any; or

(iii)

Send written notice to SFBC and the Escrow Agent stating that the Shareholders do not agree with the Excess Liabilities, upon which notice an independent auditor mutually acceptable to SFBC and the Shareholders (the “CPA”) shall review the Excess Liabilities and the CPA’s determination of Excess Liabilities shall be final and binding. In the event that the CPA determines the Excess Liabilities to be less than the amount contained in SFBC’s notice, SFBC shall pay the CPA’s fees or in the event that the CPA determines the Excess Liabilities to be equal to or greater than the amount contained in SFBC’s notice, the CPA shall deliver his final bill to the Escrow Agent and the Escrow Agent shall deliver an amount equal to the CPA’s fees to the CPA prior to any delivery of the Escrowed Merger Payment to the Shareholders.

(b)

If as of the date 12 months following the Closing, SFBC has not notified the Shareholders and the Escrow Agent of any Excess Liabilities, or after such a notice the CPA determines that there are no Excess Liabilities, then the Escrow Agent shall release the first $1,000,000 of the Escrow to the Shareholders.

(c)

If as of the date 12 months following the Closing, SFBC has notified the Shareholders and the Escrow Agent of Excess Liabilities and the Shareholders agree with the Excess Liabilities, the mutually agreeable amount of Excess Liabilities has been determined, or the CPA determines that there are Excess Liabilities, the Escrow Agent shall deliver an amount equal to the Excess Liabilities to SFBC and deliver to the Shareholders a sum equal to $1,000,000 less the Excess Liabilities. To the extent that the Excess Liabilities are more than the Escrowed Merger Payment the Escrow Agent shall deliver the entire amount of the Escrowed Merger Payment to SFBC.

(d)

If as of the date 24 months following the Closing, SFBC determines there are Excess Liabilities over the amount, if any, determined as of the date 12 months following the Closing, the same procedure outlined above in Sections 2.6(a) through (c) shall be followed (except that only the Excess Liabilities covered by the notice as of the date 24 months following the Closing shall be considered), and the Escrow Agent shall disburse the balance of the Escrowed Merger Payment as provided above.

(e)

If as of the dates 12 and 24 months following the Closing it is determined using the above procedures that there are no Excess Liabilities and Shareholders’ Equity at the Closing was more than $3,000,000, the Escrow Agent shall deliver the Escrowed Merger Payment to the Shareholders in accordance with the procedure outlined above in Sections 2.6(a) through (d) and SFBC shall promptly pay the Shareholders the amount by which Shareholders’ Equity exceeded $3,000,000. If SFBC makes such a payment for the initial 12 month period, such sum shall be credited to SFBC in determining any further obligation for payment as of 24 months following the Closing.

(f)

All payments by the Escrow Agent to the Shareholders shall be in cash and SFBC Common Stock in amounts proportionate to the then remaining Escrowed Merger Payment. Any payments by SFBC resulting from excess Shareholders’ Equity shall be in cash.

(g)

For the purposes of the Escrowed Merger Payment, the written consent of Taylor shall bind all shareholders.

2.7

Tax Matters.

(a)

Section 338(h)(10) Election. At SFBC’s option, Taylor and each of the shareholders of Taylor will join with SFBC in making an election under §338(h)(10) of the Code (and any corresponding election under state, local, and foreign tax law) with respect to the Merger hereunder (a “Section 338(h)(10) Election”). The shareholders of Taylor will include any income, gain, loss, deduction, or other tax item resulting from the Section 338(h)(10) Election on their Tax Returns to the extent required by applicable Law. The shareholders of Taylor shall also pay any Tax imposed on Taylor attributable to the making of the Section 338(h)(10) Election, including, but not limited to, (i) any Tax imposed under Code §1374, (ii) any tax imposed under Reg. §1.338(h)(10)-1, or (iii) any state, local or foreign Tax imposed on Taylor’s gain, and the shareholders of Taylor shall indemnify SFBC, Taylor and its Subsidiaries against any Losses including penalties arising out of any failure to pay any such Taxes.

(b)

 Allocation of Purchase Price. SFBC, Taylor and the shareholders of Taylor agree that the Merger Consideration and the Liabilities of Taylor (plus other relevant items) will be allocated to the assets of Taylor for all purposes (including Tax and financial accounting) in a manner consistent with the fair market values set forth in Schedule 2.7. SFBC, Taylor and the shareholders of Taylor will file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such values.

(c)

S Corporation Status.

(i)

Taylor (and any predecessor of Taylor) has been a validly electing S corporation within the meaning of Code §§1361 and 1362 at all times since November 29, 1991 and Taylor will be an S corporation within the meaning of Code §§1361 and 1362 up to and including the Closing Date (other than for the termination of the S status that arises by virtue of the Merger).

(ii)

Taylor and the shareholders of Taylor will not revoke Taylor’s election to be taxed as an S corporation within the meaning of Code §§1361 and 1362. Taylor and the shareholders of Taylor will not take or allow any action other than the Merger pursuant to this Agreement that would result in the termination of Taylor’s status as a validly electing S corporation within the meaning of Code §§1361 and 1362.

(d)

Tax Periods Ending on or before the Closing Date.

Shareholders, through their representatives, shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for Taylor for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Taylor shall permit SFBC to review and comment on each such Tax Return described in the preceding sentence prior to filing. To the extent permitted by applicable law, the shareholders of Taylor shall include any income, gain, loss, deduction or other tax items for such periods on their Tax Returns in a manner consistent with the Schedule K-1s furnished by Taylor to the shareholders of Taylor for such periods. The Shareholders shall reimburse SFBC for any Taxes of Taylor (other than Section 338 Taxes) with respect to such periods within 15 days after payment by SFBC or Taylor of such Taxes to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Date Balance Sheet. “Section 338 Taxes” are up to $1 million of New Jersey state corporation income taxes that the New Jersey Division of Taxation imposes upon Taylor resulting solely from the Section 338(h)(10) Election, and that would not have been imposed upon Taylor by the New Jersey Division of Taxation resulting from the sale of the

Taylor stock but for the making of the Section 338(h)(10) Election. In the case of any taxable period that includes (but does not end on) the Closing Date (a "Straddle Period"), the amount of any Taxes (other than those based on or measured by income or receipts of Taylor) shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period.

(e)

Cooperation on Tax Matters.

(i)

SFBC, Taylor and the shareholders of Taylor shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this Section 2.7 and any audit, litigation or other proceeding with respect to Taxes. SFBC shall, and shall cause Taylor to advise the Shareholders of any intention of a taxing authority to audit Taylor for a period ending on or before the Closing Date within 5 days of receipt of the notice of such intention. A representative of the Shareholders reasonably acceptable to SFBC shall be entitled to control any audit (including SFBC shall have the right to participate in such audit or proceedings. Taylor and SFBC shall not settle, compromise or otherwise conclude any audit with respect to a preclosing tax period without the consent of the Shareholders. Cooperation shall include the retention and (upon the other Party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Taylor and the shareholders of Taylor agree (A) to retain all books and records with respect to Tax matters pertinent to Taylor relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by SFBC or the shareholders of Taylor, any extensions thereof) of the respective taxable periods, and (B) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, Taylor or the shareholders of Taylor, as the case may be, shall allow the other Party to take possession of such books and records.

(ii)

SFBC and the shareholders of Taylor further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

 (f)

Certain Taxes.

All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, shall be paid by the shareholders of Taylor when due.

Section 3.

Representations and Warranties.

3.1

Taylor and the Shareholders. Taylor and the Shareholders hereby represent and warrant to SFBC and Sub, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing Date, as follows:

(a)

Organization and Qualification. Taylor is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. Taylor has all requisite power and authority to own its assets, those properties and conduct those businesses presently owned or conducted by it, and is duly qualified to do business as it is now being conducted and is in good standing as a foreign corporation in each other jurisdiction where the property owned, leased or used by it or the conduct of its business makes such qualification necessary, except where the lack of such qualification does not have a Material Adverse Effect on Taylor. The copies of the Certificate of Incorporation and Bylaws of Taylor, which have been delivered to SFBC and Sub, are complete and correct and are in full force and effect at the date hereof.

(b)

Authorization. Taylor has full power and authority to enter into and perform this Agreement and all corporate action necessary to authorize the execution and delivery of this Agreement and the performance its obligations hereunder has been duly taken. Without limiting the generality of the foregoing, the board of directors of Taylor and the shareholders owning 100% of the outstanding shares of Taylor Common Stock have duly authorized the execution, delivery, and performance of this Agreement by Taylor and such resolutions have not been revoked. This Agreement has been duly executed by Taylor and constitutes the legal, valid, binding and enforceable obligation of Taylor and the Shareholders and is enforceable against each in accordance with its terms.

(c)

Noncontravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any Laws to which Taylor is subject or any provision of the Certificate of Incorporation or Bylaws of Taylor, or (ii) except as reflected on a list delivered by Taylor to SFBC and Sub at the Closing, conflict with, result in a beach of, constitute a default under, result in the acceleration of, create in any Party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Taylor is a Party or by which Taylor is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets). Taylor does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

(d)

Capitalization. The authorized capital stock of Taylor consists of 250,000 shares of Common Stock of which 10,800 shares are issued and outstanding. All of the issued and outstanding shares of Taylor Common Stock have been duly authorized and are validly issued, fully paid, and nonassessable and are free and clear of any security interests, and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws, each as amended, of Taylor or any agreement, other than the Agreement dated as of December 1, 1992, as amended, to which Taylor is a Party or by which it is bound. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of Taylor, or otherwise obligating Taylor to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. There are no outstanding or authorized performance units, stock appreciation, phantom stock, profit participation, or similar rights with respect to Taylor. There are no voting trusts or proxies relating to the capital stock of

Taylor between or among any of the Shareholders of the corporation, except that each of the Shareholders by his or her signature to this Agreement has voted his or her shares of Common Stock in favor of the Merger. All outstanding shares of Taylor Common Stock were issued in compliance with all applicable federal and state securities laws.

(e)

Subsidiaries. Taylor has no Subsidiaries and does not own any interest in any corporation, partnership, joint venture, limited liability company, association, trust or entity, except as reflected on Schedule 3.1 (e).

(f)

Brokers’ Fees. Taylor has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which SFBC and/or the Surviving Corporation could become liable or obligated and all fees or commissions owed will be paid at Closing and deducted from the cash payable to the Taylor shareholders as provided in Section 2.4.4.

(g)

Taxes. Taylor has timely filed (timely being understood to include all properly granted extensions) all Tax Returns required to be filed by it with respect to all federal, state and local and foreign income, payroll, employment, unemployment, withholding, excise, sales, personal property, use, business and occupation, franchise and occupancy, real estate, or other taxes (all of the foregoing taxes including interest and penalties thereon and including estimated taxes; the “Taxes”) and has paid or reserved all Taxes which are due pursuant to such Tax Returns and has paid or reserved all other Taxes for which it has received a notice of assessment or demand for payment or has otherwise been made aware of a deficiency. All such Tax Returns are true, correct, and complete, in all respects. No claim or notice has ever been made by an authority in a jurisdiction where Taylor does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens on any of the assets of Taylor that arose in connection with any failure (or alleged failure) to pay any Tax. Taylor has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third Party. No Tax Return has been the subject of an investigation, inquiry or an audit by any Tax authority, including, but not limited to, the Internal Revenue Service or the State of New Jersey. Except as set forth on a schedule delivered by Taylor to SFBC at the Closing, Taylor has no Knowledge of any basis for, nor does Taylor expect any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of Taylor either (i) claimed or raised by any authority or (ii) as to which Taylor has Knowledge.

(h)

Title to Assets. Except as set forth on Schedule 3.1(h), Taylor is the sole record and beneficial owner of the assets reflected on its financial statements including the Closing Date Financial Statements, previously delivered to SFBC (the “Assets”) and has good and marketable title to all of the Assets, free and clear of any Lien. In particular, without limiting the generality of the foregoing, there has been no assignment, subletting, or granting of any license in respect of the Assets or any granting of any agreement or right capable of becoming an agreement or right for the purchase of any such assets other than pursuant to the provisions of this Agreement. Taylor has valid and perfected security interests in all Assets consigned to third Parties.

(i)

Leases. Schedule 3.1(i) sets forth a complete and accurate listing or description of all real and personal property leases, subleases, concessions, licenses, occupancy agreements, conditional sales agreements or other title retention agreements (collectively, the “Leases” and individually a “Lease”) to which Taylor is a Party. Each of the Leases is valid, binding and enforceable in accordance with its terms, and is in full force and effect; to the best of Taylor’s Knowledge, there are no existing defaults on the part of Taylor or, to the best of Taylor’s Knowledge, any other Party, under any Lease, and no event of default under any such Lease has occurred and is continuing which (whether with or without the giving of notice, lapse of time or both, or the happening of any other event) would constitute a default under such Lease; each such Lease will, subject to obtaining any consent listed in Schedule 3.1(i), continue to be in full force and effect on the same terms and conditions immediately after the Closing without the need for any action on the part of Taylor; to the best of Taylor’s Knowledge, each such Lease reflects the complete understanding among the Parties thereto; and accurate and complete copies of each such Lease including all amendments thereto, have been delivered to Sub at or prior to the date hereof. Taylor’s interest in each of the Leases is free and clear of all liens or other encumbrances and are not, in the case of real property, except as set forth in Schedule 3.1(i), subject to any rights of way, building use restrictions, exceptions, variances, easements (recorded or unrecorded), rights of redemption, reservations or limitations of any nature whatsoever of which Taylor has Knowledge which may materially interfere with Taylor’s use thereof in a manner consistent with Taylor’s use thereof prior to Closing.

(j)

Contracts and Other Documents. Except for those Contracts which have previously been made available to SFBC by Taylor, those Contracts which are listed on Schedule 3.1(j), and those Contracts which have been entered into by Taylor in the Ordinary Course of Business and do not involve payment or receipt of more than $25,000, Taylor is not a Party to any Contract or similar document. Neither Taylor nor, to the best of Taylor’s Knowledge, any other Party is in default under any Contract or other instrument to which Taylor is a Party or by which it is bound. No Contract continues for a period of more than three months from the Closing Date or is in excess of the normal, ordinary and usual requirements of the Business.

(k)

Labor Difficulties. Except as set forth in Schedule 3.1(k), (i) Taylor is not a Party to any union agreement or collective bargaining agreement and no attempt to organize any employees of Taylor has been made, proposed or threatened; (ii) there is no labor strike, formal labor dispute, formal labor grievance, labor arbitration proceeding, general slowdown or stoppage, or charge of unfair labor practice pending before a court, commission, regulatory body or arbitration tribunal, or, to the best of Taylor’s Knowledge, threatened against or affecting any or all of the Assets or the business of Taylor, and to the best of Taylor’s Knowledge no event has occurred which would constitute reasonable grounds for such a strike, dispute, grievance, proceeding or charge; (iii) no union representation question exists respecting any employees of Taylor; (iv) to the best of Taylor’s Knowledge, there are no charges or complaints of discrimination pending before the United States Equal Employment Opportunity Commission or any other federal, state, local or foreign agency, commission or tribunal against Taylor or in connection with the business of Taylor; (v) to the best of Taylor’s Knowledge, Taylor does not presently employ, and at no time during the past three years did it employ, any illegal alien; and (vi) to the best of Taylor’s Knowledge, Taylor is in compliance in all material respects with all applicable federal, state and local labor and employment-related Laws.

(l)

ERISA; Employee Benefit Plans. At the Closing, Taylor has delivered to SFBC and Sub a list of all of the plans, funds, policies, programs, arrangements or understandings sponsored or maintained by Taylor, pursuant to which any employee of Taylor (or any dependent or beneficiary of any such employee) might be or become entitled to (i) retirement or profit-sharing or stock bonus benefits; (ii) severance or separation from service benefits; (iii) incentive, performance, stock, share appreciation or bonus awards; (iv) health care benefits; (v) disability income or wage continuation benefits; (vi) supplemental unemployment benefits; (vii) life insurance, death or survivor’s benefits; (viii) accrued sick pay or vacation pay; (ix) any type of benefit offered under any arrangement subject to characterization as an “employee welfare benefit plan” within the meaning of Section 3(3) of ERISA; or (x) benefits of any other type offered through any arrangement that could be characterized as providing for additional compensation or fringe benefits and to which Taylor is a Party or by which Taylor is bound (collectively referred to as the “Employee Benefit Plans”). All of the Employee Benefit Plans are in full force and effect and neither Taylor nor to Taylor’s Knowledge any other Party is in default under them. Taylor has not received any written notice of noncompliance, and to Taylor’s Knowledge, Taylor is in compliance in all material respects with all terms of the Employee Benefit Plans and with ERISA, and all other applicable laws as they affect Taylor and its employees. Taylor has not received written notice of, and to Taylor’s Knowledge there are no, claims or defaults, nor to Taylor’s Knowledge, are there any facts or conditions which if continued, or on notice, will result in a default under any of the Employee Benefit Plans.

Except as set forth in the above referenced list, Taylor does not currently sponsor or maintain and has not at any time sponsored or maintained any qualified or non-qualified “employee pension benefit plan” as that term is defined in Section 3(2) of ERISA. Each of the pension plans set forth on the above referenced list (the “Pension Plans”) which is intended to be qualified under Sections 401(a) and 501(a) of the Internal Revenue Code has been determined by the Internal Revenue Service to be “qualified” within the meaning of Sections 401(a) and 501(a) of the Internal Revenue Code. Except as set forth in the above referenced list, Taylor does not currently contribute to and is not obligated to contribute to and has not at any time contributed to or been obligated to contribute to any multi-employer plan as that term is defined in Section 4001(a)(3) of ERISA, or any multi-employer health and welfare plan which Taylor is or has been required to contribute to pursuant to a collective bargaining agreement. There are no events or conditions which may result in the prospective or retroactive loss of qualified status or that otherwise would have a Material Adverse Effect on the qualified status of any Pension Plan, and copies of all Internal Revenue Service determination letters for all Pension Plans have been provided to SFBC. Except as set forth on the above referenced list, none of the Pension Plans has incurred any “accumulated funding deficiency,” as such term is defined in Section 412 of the Internal Revenue Code, whether or not waived, since the effective date of said Section 412; there is no projected funding deficiency with respect to the Employee Benefits Plans; and Taylor has not engaged in any prohibited transaction with respect to any qualified employee Pension Plan. None of the Employee Benefit Plans has incurred a “reportable event,” as such term is defined in Section 4043 of ERISA, whether or not such event is required to be reported, since the effective date of said Section 4043. Note: Taylor must end their 401(k) before any of their employees can become eligible for SFBC.

As to any Employee Benefit Plan identified on the above referenced list, all of the following are true: (i) all amounts due as contributions, insurance premiums and benefits to the date hereof have been fully funded and paid by Taylor; (ii) to Taylor’s Knowledge, all applicable requirements of Law have been observed with respect to the operation thereof and all material reporting and disclosure requirements have been timely satisfied; (iii) Taylor has received no notice, and has no Knowledge of any claim or demand by any employee (or beneficiary or dependent of any employee) for benefits, except those benefits pending payment or satisfaction in the Ordinary Course of Business; (iv) there are no claims pending, and Taylor has received no written notice of, and to Taylor’s Knowledge, there are no claims threatened, by any taxing authority for Taxes or penalties, which have not been satisfied in full except those pending payment or satisfaction in the Ordinary Course of Business; and (v) Taylor has received no written notice of, and to Taylor’s Knowledge there is no, litigation, legal action, suit, investigation, claim, counterclaim, or proceeding threatened against or with respect to any of the Plans. With respect to all of the Employee Benefit Plans, Taylor has delivered to SFBC complete copies of each Employee Benefit Plan, each Employee Benefit Plan’s summary plan description, the last three valuation reports prepared by the enrolled actuary for each Employee Benefit Plan which is a defined benefit pension plan, the annual reports for each Employee Benefit Plan for the last three years as filed with the Internal Revenue Service, and, for any Employee Benefit Plan which is required by ERISA to be audited by an independent public accountant, the audited financial statements of the Employee Benefit Plan for the last three years.

(m)

Employees. At the Closing, Taylor has delivered to SFBC and Sub an accurate and complete list of: (i) the names and current salaries or wage rate, as applicable, of all of Taylor’s employees; (ii) any increases required by any agreement or understanding with each of the foregoing; (iii) all known family relationships by blood, marriage, and adoption between Taylor’s employees, independent contractors, officers, and directors (and their Family Members); and (iv) a description of any informal understanding concerning employees’ rights to continue to receive compensation during any periods during which such employees are not performing any services for Taylor. Except as set forth in the above referenced list, as at the Closing Date there will be no bonuses, profit sharing, incentives, commissions or other compensation of any kind, including severance benefits, and accrued vacation time or pay, due to or expected by present or former employees of Taylor which have not been fully paid prior to such date or are expected to be paid by Taylor within 15 days after such date. To Taylor’s Knowledge, no executive, key employee, or group of employees has any plans to terminate employment with Taylor except as contemplated by this Agreement. Except as set forth in the above referenced list, Taylor does not employ any consultants in lieu of employees for which the total cost in 2003 or anticipated cost in 2004 is $25,000 or more. No Person has alleged that Taylor has committed any act involving (i) sexual misconduct or harassment in violation of Title VII of the Civil Rights Act of 1964, or New Jersey law however such conduct is characterized under New Jersey law, or (ii) discrimination in violation of the United States and/or New Jersey Constitution, or other applicable Laws relating thereto.

(n)

Licenses and Permits. Taylor has obtained, has fully paid for, and has in full force and effect all licenses, franchises, permits, approvals, certificates, certifications and other authorizations from all applicable governmental authorities which are necessary for the conduct of its business as currently conducted and the ownership, use, occupancy and operation of the Assets, except where the failure to do so would not have a Material Adverse Effect on Taylor (the “Licenses and Permits”). Schedule 3.1(n) sets forth a complete and accurate list of all Licenses and Permits. To the best of Taylor’s knowledge the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the revocation, cancellation, suspension, modification, or limitation of any of the Licenses and Permits and will not give to any Person any right to revoke, cancel, suspend, modify, or limit any of the Licenses and Permits. Renewal of each of the Licenses and Permits has been, or will be as of the Closing Date, timely applied for to the extent required under all Laws, including but not limited to, all Environmental Laws and to the extent appropriate to protect renewal rights thereunder. To the best of Taylor’s Knowledge, there is no fact or event which is likely to prevent the renewal of any of the Licenses and Permits under existing Law or which, with the passage of time or the giving of notice or both, is likely to constitute a violation of the terms of any of the Licenses and Permits or of any applications or agreements made in connection therewith. No action or proceeding is pending or, to the best of Taylor’s Knowledge, threatened which could result in the revocation, cancellation, suspension, modification, or limitation of any of the Licenses and Permits. Taylor does not owe any monies for the Licenses and Permits which have been granted to it.

(o)

Accounts Receivable; Work-in-Process. At the Closing, Taylor has delivered to SFBC and Sub a complete and accurate schedule, including an aging schedule, for all of Taylor’s accounts receivable (“Accounts Receivable”) as of five business days prior to the date hereof, and a complete and accurate schedule of all work-in-process as of one day prior to the Closing containing the name of the Client, a reference to the Contract and the number of samples processed to date. All of Taylor’s Accounts Receivable arose from bona fide transactions in the Ordinary Course of Business of Taylor and, except to the extent of the reserve set forth on Closing Date Balance Sheet, have not been discounted. To Taylor’s knowledge the Accounts Receivable of Taylor are not subject to any defense, deduction, reduction, counterclaim or setoff. There are no agreements or other understandings, whether oral or in writing, with respect to the write-down, write-off or deferral of any Accounts Receivable. Nothing herein shall be deemed a guaranty or warranty of collection of the Accounts Receivable.

(p)

Financial Statements. At the Closing, Taylor has delivered to SFBC and Sub the audited financial statements as for the years ended December 31, 2003 and 2002, which include the balance sheet, statement of operations and retained earnings of Taylor, and statements of cash flows and shareholders’ equity of Taylor, together with the related notes thereto (collectively, the “Financial Statements”). On the Closing Date, Taylor shall deliver to SFBC and Sub the unaudited balance sheet of Taylor as of the close of business on the day prior to the Closing Date (without any adjustments which will result from the Closing), an unaudited statement of operations and retained earnings and unaudited statements of cash flows and shareholders’ equity of Taylor for the six-month period ended June 30, 2004 (collectively, the “Closing Date Financial Statements”), each certified by the Chief Financial Officer of Taylor in substantially the same form as the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the rules of the SEC thereunder. The Financial Statements and the Closing Date Financial Statements are or will be complete and correct in all material respects and fairly present the financial condition of Taylor as of the dates thereof and the results of its operations for the fiscal years and periods ended on such dates. The Financial Statements and Closing Date Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied. Taylor has no Liabilities or obligations (whether accrued, absolute, contingent or otherwise) (i) of a nature required to be disclosed on a balance sheet or in the related notes to Financial Statements prepared in accordance with GAAP or (ii) which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect on Taylor. The Financial Statements do not contain any untrue statements of material facts or omit to state any material facts required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(q)

Assets; Ownership of Necessary Assets and Rights. The assets, properties and rights included in the Assets comprise all of the assets, properties, and rights of every type and description, real, personal, and mixed, tangible and intangible, used by Taylor in, and necessary to, the conduct of its business as presently conducted. The Assets are in as is condition and repair and have received maintenance in the Ordinary Course of Business.

(r)

Absence of Undisclosed Liabilities. Except as set forth in Schedule 3.1(r), Taylor does not have any material Liabilities or obligations of any nature, whether contingent, accrued, absolute, unasserted or otherwise, other than Liabilities or obligations reflected in the Financial Statements or the Closing Date Financial Statements.

(s)

Compliance With Law. Except as set forth in a list delivered by Taylor to SFBC and Sub at the Closing, to the best of Taylor’s knowledge Taylor is presently in compliance in all material respects with all applicable federal, state, local, foreign or other constitutions, Laws, rules, regulations, guidelines, orders, injunctions, building and other codes, ordinances, Permits, Licenses, authorizations, judgments, decrees of federal, state, local, foreign or other authorities, and all orders, writs, decrees and consents of any governmental or political subdivision or agency thereof, or any court or similar Person established by any such governmental or political subdivision or agency thereof (collectively, the “Laws”), including, but not limited to, all applicable domestic and foreign Laws, rules and regulations of the FDA and DEA, rules and regulations, relating to the safe conduct of business, employment discrimination, sexual harassment, wages and hours, employment of illegal aliens, collective bargaining, the payment of withholding and social security taxes, product labeling, antitrust, consumer protection, occupational safety and health, consumer product safety, the import or expert of materials, products, or services, product liability, currency exchange, securities, and deceptive trade practices, and to the best of Taylor’s Knowledge no event has occurred which would constitute reasonable grounds for a claim that non-compliance has occurred or is occurring and any non-compliance will not have a Material Adverse Effect on Taylor. In furtherance of the foregoing:

(i)

Taylor has not used the services of any Person debarred under the provisions of the Generic Drug Enforcement Act of 1992, 21 U.S.C. Section 335 a; Since July 1, 2001, neither Taylor nor any of its officers or employees nor, to Taylor’s Knowledge, its agents or Affiliates, has been convicted of any crime, or otherwise engaged in any conduct for which debarment is mandated by 21 U.S.C. Section 335 a (a) or authorized by 21 U.S.C. Section 335 a (b).

 (ii)

To Taylor’s Knowledge, neither Taylor, nor any of its officers, employees, agents, or Affiliates have made an untrue statement of material fact or fraudulent statement to the FDA or the DEA, failed to disclose a material fact required to be disclosed to the FDA or the DEA, or committed any act, made any statement, or failed to make any statement, that could reasonably be expected to provide (or does in fact provide) a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Regulation 46191 (September 10, 1991).

(iii)

Taylor has made available to SFBC copies of any and all notices of inspectional observations (FD 483s), establishment inspection reports, warning letters, and all other documents received from or issued by the FDA or the DEA within the last three years that indicate or suggest lack of compliance with the FDA or the DEA regulatory requirements by Taylor, or Persons performing services for the benefit of Taylor with respect to services or products provided to Taylor.

(iv)

Taylor has not received any written notice that the FDA, the DEA, or the United States Department of Justice has commenced or threatened to initiate (i) any action against Taylor, (ii) any action to enjoin testing or research at any facility owned or used by Taylor or (iii) any civil penalty, injunction, seizure or criminal action against it.

(v)

As to each drug tested by Taylor, it provides its test sponsors, where required, with the certification described in 21 U.S.C. Section 335a (k)(1) and (k)(2) and such certification was in each case true and accurate when made.

(vi)

During the last three years, Taylor has operated its facilities in accordance with Good Laboratory Practices established by the FDA.

(t)

Intellectual Property and Intangible Assets. Taylor owns or possesses valid and binding licenses or other rights to use, whether or not registered, all Intellectual Property and Intangible Assets set forth on a list delivered by Taylor to SFBC and Sub at the Closing, (identifying those owned and those licensed), including all federal, state and foreign registrations or applications for registration thereof and all agreements (including, without limitation, agreements pursuant to which Taylor has granted licenses to third Parties to use any Intellectual Property or Intangible Asset) relating thereto. All actions necessary to maintain the registration of heretofore registered Intellectual Property and Intangible Assets have been taken by Taylor. Taylor is not required to pay any royalty, license fee or similar compensation with respect to the Intellectual Property or Intangible Assets. The use by Taylor of any of the Intellectual Property or Intangible Assets does not violate the proprietary rights of any other Person and no claims have been asserted by any Person with respect to the use of the Intellectual Property or Intangible Assets by Taylor. To the best of Taylor’s Knowledge, no Person is infringing upon, or misappropriating, the Intellectual Property or Intangible Assets. Taylor has taken reasonable security measures to protect the secrecy, confidentiality, and value of the Intellectual Property and the Intangible Assets. No Person, other than Taylor, owns or has any proprietary, financial, or other interest, direct or indirect, in whole or in part, in any Intellectual Property or Intangible Asset. Except as set forth on a list delivered by Taylor to SFBC and Sub at the Closing, Taylor is not a party to any confidentiality, secrecy or similar agreements with third Parties, other than those confidentiality and nondisclosure agreements which Taylor enters with its Clients in the Ordinary Course of its Business.

(u)

Pending Litigation. Except as set forth in Schedule 3.1(u), Taylor is not (i) subject to any outstanding injunction, judgment, order, decree, ruling, or charge, or (ii) a Party or, to Taylor’s Knowledge, threatened to be made a Party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Schedule 3.1(u) could result in any Material Adverse Effect on the business, financial condition, operations, results of operations, or future prospects of Taylor or which otherwise could result in any Liability of Taylor. Taylor has no reason to believe that any such action, suit, proceeding, hearing, or investigation will be brought or threatened against Taylor or with respect to the Assets.

(v)

Client List. At the Closing, Taylor has delivered to SFBC and Sub a list which sets forth (ii) a complete and accurate copy of Taylor’s Client list as of the date first written above, and (ii) a listing of each Client of Taylor to which Taylor billed (or from which it received) in excess of $50,000 in the aggregate during the year ended December 31, 2003 or in excess of $25,000 in the aggregate for the six months ended June 30, 2004, together with, in each case, the amounts billable or paid. To Taylor’s Knowledge, Taylor has not received any notice, whether written or oral, indicating that any of these Clients intends to cease doing business with Taylor, or to materially alter the amount of business it has previously done or is presently doing with Taylor.

(w)

Events Subsequent to Most Recent Fiscal Year End. Since December 31, 2003, there has not been any Material Adverse Effect in the business, financial condition, operations, results of operations or future prospects of Taylor. Without limiting the generality of the foregoing, since that date:

(i)

Taylor has not sold, leased, transferred, or assigned any of its Assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

(ii)

no Person (including Taylor) has accelerated, terminated, modified, or cancelled any agreement, contract, lease or license (or series of related agreements, contracts, leases, and licenses) to which Taylor is a Party or by which it is bound involving (A) more than $25,000; or (B) a term of more than one year;

(iii)

Except for capital equipment expenditures reflected on the Closing Date Balance Sheet, Taylor has not made any capital expenditure (or series of related capital expenditures) either involving more than $25,000 or outside the Ordinary Course of Business;

(iv)

Taylor has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving (A) more than $25,000, (B) or outside the Ordinary Course of Business;

(v)

Taylor has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

(vi)

Taylor has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving (A) more than $25,000, or (B) outside the Ordinary Course of Business;

(vii)

Taylor has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

(viii)

Taylor has not entered into any employment agreement or independent contractor agreements, written or oral, or modified the terms of any existing such contract or agreement involving more than $25,000 in the aggregate or entered into any collective bargaining agreement;

(xiv)

Taylor has not granted any increase in the base compensation of any of its directors, or officers or any of their Family Members;

(xv)

Taylor has not made any other change in employment terms for any of its directors and officers or any of their Family Members;

(xvi)

Taylor has not made or pledged to make any charitable or other capital contribution in excess of $25,000 and outside the Ordinary Course of Business;

(xvii)

there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving Taylor; and

(xviii)

Taylor has not committed to do any of the foregoing.

(x)

Inventory. All Inventory of Taylor was acquired and has been maintained in the Ordinary Course of Business;

(y)

Suppliers. To the best of Taylor’s Knowledge, no supplier has disclosed to Taylor its intention to discontinue or substantially reduce the size or number of transactions it consummates with Taylor prior or subsequent to the Closing or will consummate upon the consummation of the transactions contemplated herein or thereafter.

(z)

No Third Party Option. There are no existing agreements, options, commitments or rights with, of or to any Person to acquire any of Taylor’s Assets or any interest therein, except for those contracts entered into in the Ordinary Course of Business.

(aa)

Related Party Transactions. Except as set forth on a list which Taylor has delivered to SFBC and Sub at the Closing, no officer, supervisory employee, director or shareholder of Taylor, or any of their Family Members (i) owns, directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any Client, competitor, or a supplier of Taylor or any organization which has a Contract or arrangement with Taylor or (ii) has any Contract or agreement with Taylor, and all such agreements are on arms-length terms. The above referenced list describes (i) any transaction which would have to be disclosed under Item 404 of Regulation S-K under the Securities Act of 1933 and (ii) all transactions which caused Taylor to recognize revenues or expenses since December 31, 2003 (or will cause Taylor to do so in the future) as the result of any transaction between Taylor and any of its officers, directors or shareholders or their Family Members.

(bb)

Americans With Disabilities Act of 1990. Taylor has not received notice of violation of the Americans With Disabilities Act of 1990, and no action, suit, proceeding,

hearing, investigation, inquiry, charge, complaint, demand, or notice has been filed or commenced against Taylor alleging any failure to so comply, and to Taylor’s Knowledge none of the foregoing has been threatened nor have any claims relating to the American With Disabilities Act of 1990, been asserted.

(cc)

Contingent Liabilities. Except as listed on Schedule 3.1(cc), Taylor has no contingent Liabilities to any Person.

(dd)

Environmental Matters.

(i)

Taylor has complied and is in compliance with all Environmental, Health, and Safety Requirements.

(ii)

Without limiting the generality of the foregoing, Taylor has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of their facilities and the operation of their business; a list of all such permits, licenses and other authorizations is set forth on the attached Schedule 3.1(dd).

(iii)

Taylor has not received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any Liabilities, including any investigatory, remedial or corrective obligations, relating to it or its facilities arising under Environmental, Health and Safety Requirements.

(iv)

To the best of Taylor’s knowledge, none of the foregoing exists at any property or facility owned or operated by Taylor: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

(v)

Except as disclosed on Schedule 3.1(dd), to the best of Taylor’s knowledge, Taylor has not unlawfully treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to Liabilities, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Solid Waste Disposal Act, or any other Environmental, Health, and Safety Requirements.

(vi)

Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third Parties, pursuant to any of the so-called “transaction-triggered” or “responsible property transfer” Environmental, Heath and Safety Requirements.

(vii)

Taylor has not, either expressly or by operation of law, assumed or undertaken any Liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

(viii)

To the best of Taylor’s knowledge, no facts, events or conditions relating to the past or present facilities, properties or operations of Taylor will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other Liabilities pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or nature resources damages.

(dd)

Guaranties. Taylor is not a guarantor, surety, or otherwise liable for any Liability or obligation (including indebtedness) to any other Person.

(ff)

No Third Party Option. There are no agreements, options, commitments or rights with or to any Person to acquire any of the Assets of Taylor or any interest therein.

(gg)

Restrictive Covenants. Neither Taylor nor any of the Shareholders are a Party to or are bound or affected by any commitment, agreement or document containing any covenant or other provision limiting the freedom of Taylor or any of the Shareholders to compete in any line of business, acquire products or services from any supplier or vendor, sell or market products or services to any Client or potential Client, or transfer or move any of its operations. Taylor is not a Party to or bound or affected by any commitment, agreement or document containing any covenant or other provision which materially or adversely affects the Assets or Taylor.

(hh)

Insurance. Taylor maintains such policies of insurance, issued by responsible insurers licensed to do business in New Jersey, as are appropriate to Taylor’s operations, property, and assets, including, but not limited to, the Assets, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses, properties and assets. All such current policies of insurance are in full force and effect. Taylor is not in default, as to the payment of premiums or otherwise, under the terms of any such policy. At the Closing, Taylor has delivered to SFBC and Sub a list which sets forth a complete list of all policies of insurance which Taylor maintains and, with respect to such policies, the name of the insurer, the risk insured against, the amount of coverage and the amount of any deductible and a summary of all claims under each such policy for the past two years. No coverage provided in such policies of insurance shall be diminished, lost or otherwise adversely affected as a result of the transactions contemplated in this Agreement.

(ii)

Absence of Questionable Payments. If the Foreign Corrupt Practices Act, as amended, were applicable to the business of Taylor, since January 1, 2001 neither Taylor nor any of its officers, directors, employees or agents have, directly or indirectly, made any payments of the kind which are prohibited by such Act.

(jj)

Disclosure. No statement, representation or warranty by Taylor and the Shareholders in this Agreement, including the Schedules hereto and the lists and schedules delivered to SFBC and Sub at the Closing, contains any untrue statement of material fact, or omits to state a material fact, necessary to make such statements, representations and warranties not misleading. To Taylor’s Knowledge, there are no facts, which may have a Material Adverse Effect on Taylor or its business which have not been set forth in this Agreement or the Schedules hereto or in the lists and schedules delivered to SFBC and Sub at the Closing.

3.2

SFBC and Sub. SFBC and Sub hereby represent and warrant to Taylor and the Shareholders, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing Date, as follows:

(a)

Organization and Qualification. SFBC and Sub are corporations duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of their respective incorporation, and each is duly qualified to do business in each other jurisdiction where the property owned, leased or used by it or the conduct of its business makes such qualification necessary, except where the failure to qualify does not have a Material Adverse Effect on SFBC or Sub, as the case may be.

(b)

Authorization. SFBC and Sub have full power and authority to enter into and perform this Agreement and all corporate action necessary to authorize the execution and delivery of this Agreement and the performance their obligations hereunder has been duly taken. Without limiting the generality of the foregoing, the board of directors of SFBC and Sub have duly authorized the execution, delivery, and performance of this Agreement by SFBC and Sub. This Agreement has been duly executed by SFBC and Sub and constitutes the legal, valid, binding and enforceable obligation of SFBC and Sub, enforceable against them.

(c)

Noncontravention. Except as set forth on a list delivered by SFBC and Sub to Taylor at the Closing, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any Laws to which any of SFBC and Sub is subject or any provision of the charter or Bylaws of any of SFBC and Sub, (ii) conflict with, result in a beach of, constitute a default under, result in the acceleration of, create in any Party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of SFBC and Sub is a Party or by which it is bound or to which any of their assets is subject (or result in the imposition of any Lien upon any of their assets). None of SFBC and Sub needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

(d)

Capitalization.

(i)

The authorized capital stock of SFBC consists of 45,000,000 shares of capital stock divided into two classes (A) 5,000,000 shares of Preferred Stock, $.01 par value per share (the “Preferred Stock”), and (B) 40,000,000 shares of Common Stock, $.001 par value per share. As of the date of this Agreement, there are no shares of Preferred Stock outstanding, and without giving effect to delivery of the Merger Consideration, there are 15,376,183 shares of Common Stock outstanding. All of the issued and outstanding shares of Common Stock are validly issued and are fully paid, non-assessable and free of preemptive rights.

(ii)

Except as disclosed on Schedule 3.2(c) hereof, as of the date hereof, there are (a) no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating SFBC to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Preferred Stock or Common Stock or obligating SFBC to grant, extend or enter into any agreement or commitment except for as otherwise herein, and (b) no voting trusts, proxies or other agreements or understandings to which SFBC is a Party or is bound with respect to the voting of any shares of Preferred Stock or Common Stock. The shares of Common Stock to be issued to the shareholders will be as of the Closing duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights, but will be restricted securities under the Securities Act.

(e)

Filings with the SEC. SFBC has made all filings with the SEC that it has been required to make under the Securities Act and the Exchange Act (the “SEC Documents”). All documents required to be filed as exhibits to the SEC Documents have been so filed, and all material Contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither SFBC nor any of its Subsidiaries is in material default with respect to such Contracts. Each of the SEC Documents has complied in all material respects with the Securities Act and the Exchange Act in effect as of their respective dates. None of the SEC Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(f)

Absence of Undisclosed Liabilities. Since March 31, 2004, SFBC has not incurred any Liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except: (i) Liabilities, obligations or contingencies which were incurred after March 31, 2004 and were incurred in the Ordinary Course of Business; (ii) Liabilities, obligations or contingencies which (1) would not, in the aggregate, have a Material Adverse Effect on SFBC, or (2) have been discharged or paid in full prior to the date hereof; (iii) Liabilities and obligations which are of a nature not required to be reflected in the financial statements of SFBC prepared in accordance with generally accepted accounting principles consistently applied and which were incurred in the Ordinary Course of Business; and (iv) Liabilities reflected in any SEC Documents.

(g)

Certain Regulatory Matters. SFBC has not received any written notice that the FDA, DEA or the US Justice Department or the SEC has initiated, commenced or threatened to initiate any action (1) to enjoin its business activities; (2) for civil or criminal action against it, or (3) for violations of securities laws.

(h)

Sub. Sub was organized under New Jersey law on July ___, 2004 and has not engaged in any business transactions or incurred any Liabilities. Its only assets are organizational costs. Immediately prior to the Closing, SFBC will make a capital contribution to Sub consisting of the cash and Common Stock constituting the Merger Consideration.

Section 4.

Closing.

4.1

Conditions to SFBC’s and Sub’s Obligations. The obligations of SFBC and Sub under this Agreement, including, without limitation, the obligation to consummate and effect the Merger, shall be subject to satisfaction of the following conditions, unless waived by them:

(a)

Taylor shall have performed in all material respects all agreements, and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(b)

All representations and warranties of Taylor herein shall have been true and correct in all respects when made, shall have continued to have been true and correct in all respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing Date as though made on, as of and with reference to such date.

(c)

All consents, approvals, certificates and authorizations required to be obtained by Taylor in connection with the Merger, including without limitation, all approvals by and clearances from all governmental authorities, lenders, and other third Parties, shall have been obtained and no such consent, approval or authorization shall be subject to any condition which is unduly burdensome; and as of the Closing Date, no legislation, rule or regulation shall have been enacted or deemed applicable to the transactions contemplated by this Agreement which would materially interfere with or restrict the use and operation of the business of Taylor after the Closing or detract from the value of the Assets.

(d)

Taylor shall have obtained written consents of each Lease and Contract listed on Schedule 4.1(d) with respect to which a consent is required in connection with the consummation of the transactions contemplated by this Agreement.

(e)

There shall not have occurred, since December 31, 2003, except as set forth in Schedule 4.1(e) event which would have a Material Adverse Effect with respect to Taylor.

(f)

Taylor shall have executed and delivered to Sub all documents necessary to effect the Merger between Taylor and Sub as contemplated by this Agreement.

(g)

SFBC and Sub shall have received from counsel to Taylor an opinion covering the matters contained on Exhibit D hereto which is reasonably acceptable to SFBC and Sub.

(h)

Taylor shall have provided to SFBC and Sub a complete and accurate schedule including an aging schedule for all of Taylor’s Accounts Receivable as of not more than two business days prior to the Closing Date.

(i)

Taylor shall have delivered the Closing Date Financial Statements to SFBC and Sub.

(j)

Taylor and Dr. Paul A. Taylor shall deliver to SFBC and Sub a certificate dated the Closing Date in form and substance satisfactory to SFBC and Sub to the effect that all of the above conditions have been met.

(k)

Each Taylor shareholder shall deliver to SFBC an investment letter and receipt in the form annexed as Exhibit C.

(l)

Each and every shareholder of Taylor shall have executed a written Section 338 election under the Code, and delivered such Election to Pepper Hamilton pending adjustment and payment by SFBC pursuant to Section 2.7.

4.2

Conditions to Taylor’s Obligations. The obligations of Taylor under this Agreement, including, without limitation, the obligation to consummate and effect the Merger shall be subject to satisfaction of the following conditions, unless waived by Taylor:

(a)

SFBC and Sub shall have performed in all material respects all agreements, and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(b)

All of the representations and warranties of SFBC and Sub herein shall have been true and correct in all material respects when made, shall have continued to have been true and correct in all material respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing Date as though made on, as of, and with reference to such date.

(c)

All consents, approvals and authorizations required to be obtained by SFBC, Sub and Taylor in connection with the Merger, including all approvals by and clearances from all governmental authorities, have been obtained.

(d)

SFBC and Sub shall deliver to the Taylor shareholders a certificate dated the Closing Date in form and substance satisfactory to Taylor to the effect that all of the above conditions have been met.

(e)

Taylor and the Shareholders shall have received from counsel to SFBC and Sub an opinion covering the matters contained on Exhibit E which is reasonably acceptable to Taylor.

4.3

Conditions to Taylor’s, SFBC’s and Sub’s Obligations. The obligations of Taylor, SFBC and Sub to consummate and effect the Merger pursuant to this Agreement shall be subject to the following additional condition, unless waived in writing by each Party:

(a)

No injunction or temporary restraining order shall have been granted restraining or prohibiting the consummation of the transactions contemplated by this Agreement, and no action, suit or other proceeding instituted by any federal, state, or local governmental authority seeking such an injunction or order shall be pending or threatened.

(b)

The Surviving Corporation shall have entered into Employment Agreements with Dr. Paul A. Taylor, Dr. Thomas D. Oglesby, Patricia Coleman, Tony Jones and Dr. James Settlage, with terms and conditions mutually agreeable.

(c)

The Parties shall enter into the Escrow Agreement.

(d)

Notwithstanding any provision to the Agreement, the payment of the Merger Consideration by SFBC, should be deemed to be a waiver by SFBC of the Closing conditions not specifically excepted in writing at Closing.

4.4

SFBC’s and Sub’s Closing Documents. At the Closing, SFBC and Sub will deliver to the Taylor shareholders or the Escrow Agent, as the case may be, in form and substance reasonably satisfactory to Taylor and consistent with this Agreement:

(a)

Copies of resolutions of the board of directors of SFBC and Sub authorizing the execution and delivery of, and performance of their obligations under this Agreement, certified by the Secretary or an Assistant Secretary of SFBC and Sub.

(b)

A Good Standing Certificate for SFBC and Sub issued by the Secretary of State of the jurisdiction of the incorporation of each and dated not more than 20 days prior to the Closing Date.

(c)

A certificate of an officer of SFBC and Sub certifying and warranting that the representations, warranties and agreements of SFBC and Sub contained in this Agreement are true and accurate in all material respects as of the Closing Date and that SFBC and Sub has satisfied and performed all of its respective obligations hereunder.

(d)

Certificates for the shares of Common Stock required to be delivered to the shareholders registered in the name of shareholders.

(e)

The cash portion of the Merger consideration paid as provided in Section 2.

4.5

Taylor’s Closing Documents. At the Closing, Taylor shall deliver to SFBC and Sub, in form and substance reasonably satisfactory to SFBC and Sub:

(a)

all consents required under the Contracts required upon a change in control of Taylor.

(b)

Copies of resolutions adopted by the board of directors and the shareholders of Taylor authorizing the execution and delivery of, and performance of Taylor’s obligations under, this Agreement, certified by the Secretary or an Assistant Secretary of Taylor.

(c)

Good Standing Certificates for Taylor issued by the State Treasurer of the State of New Jersey and dated not more than 20 business days prior to the Closing Date.

(d)

A certificate of the President of Taylor and each of the Shareholders, certifying and warranting that the representations, warranties and agreements of Taylor and the Shareholders contained in this Agreement are true and accurate in all material respects as of the Closing Date and that Taylor has satisfied and performed all of its obligations hereunder.

(e)

Evidence of any authorization, consent, approval or filing with any public body or governmental authority or any other Person necessary in connection with this Agreement.

(f)

Such other documents as SFBC and Sub shall reasonably request including receipts from any broker, lawyer or other professional who is entitled to receive compensation resulting from the transactions covered by this Agreement acknowledging that they have been paid or that the Surviving Corporation has no Liability to them.

Section 5.

Additional Covenants. If the Closing occurs hereunder, then from and after the Closing Date, the Parties hereto shall be bound by the following covenants:

5.1

Post-Closing Access. Taylor shall, following the Closing, give to the shareholders and their respective authorized representatives such reasonable access, at their cost and expense, during normal business hours and upon prior notice, to books and records of the Surviving Corporation (including without limitation all such accounting books and tax records) as the shareholders may reasonably require in connection with the preparation and filing of Tax Returns or in connection with the requirement that Taylor have $3,000,000 in Shareholders’ Equity.

5.2

Covenant Not to Compete.

(a)

The Shareholders hereby covenant and agree that for the period commencing with the Closing Date and ending two (2) years from such date (except as to Paul Taylor only, the time period shall be five (5) years), the Shareholders shall not, except as agreed upon in writing by SFBC or pursuant to the Employment Agreements referred to in Section 4.1(l) of the Agreement, as defined in Section 5.2(e) directly or indirectly, within any geographic area in which Taylor has done business (the “Area”) directly or indirectly own, manage, operate, finance, join, control, or participate in the ownership, management, operation, finance or control of, or be connected with, in any manner, any entity, business enterprise or operation engaged in the operation of a bioanalytical laboratory or other business engaged in any aspect of the business of Taylor, related technologies, developments, inventions, improvements, or technical information.

(b)

In addition to the restrictions imposed by Section 5.2(a), the Shareholders hereby covenant and agree that for the period commencing with the Closing Date and ending two (2) years from such date (except for Paul Taylor only, the time period shall be five (5) years), the Shareholders shall not, directly or indirectly (as defined in Section 5.2(e) below), within the Area: (i) solicit or accept business from any Person which was a Client of Taylor at or anytime prior to the date hereof, including actively sought prospective Clients, for the purposes of providing services customarily offered by or relating to the business of Taylor; (ii) induce or attempt to induce or influence any employee of SFBC, Surviving Corporation or any Subsidiary of SFBC or Sub to terminate his or her employment with SFBC or the Subsidiary of SFBC, (iii) engage in any business which is in competition with any business of Taylor, or in which the Taylor now engages or at this time contemplates becoming involved in including, without limitation, any related services of the Business.

(c)

Except with respect to the Surviving Corporation, the Shareholders shall not own, manage, operate, join, control or participate in the ownership, management, operation or control of or be connected in any manner with, directly or indirectly, any business conducted under the name Taylor Technology, Inc., or any similar name, or any derivatives thereof without the prior written consent of SFBC.

(d)

The Shareholders shall hold in confidence and refrain from disclosing, publishing or making use of all knowledge and information of a confidential nature relating to the business of Taylor prior to the Closing Date, except knowledge and information which (i) is or becomes generally available to the public other than as a result of a disclosure prohibited hereby, (ii) is required to be disclosed by law, or (iii) is used in the business of Taylor and not in contravention of any other provisions of this Agreement.

(e)

For the purposes of this Agreement, the words “directly or indirectly” shall include, but not be limited to, (i) acting as an agent, officer, director, managing member, partner, representative, consultant, independent contractor, or employee of any Person, and (ii) participating as an owner, partner, limited partner, member, joint venturer, material creditor or stockholder (except as a stockholder holding less than five percent interest in a corporation whose shares are traded on a national securities exchange or in the Nasdaq Stock Market unless the Shareholders control such corporation, either alone or with others of such Person).

(f)

The Shareholders acknowledge that their expertise in the business of Taylor is of a special, unique, unusual, extraordinary and intellectual character, which gives said expertise a peculiar value, and that a breach by the Shareholders of the provisions of this Agreement cannot reasonably or adequately be compensated in damages in an action at law; and such a breach of any of the provisions contained in this Agreement will cause SFBC and Surviving Corporation irreparable injury and harm. The Shareholders further acknowledge that they individually and collectively possess unique skills, knowledge and ability and that competition by any one or all of them, in violation of this Agreement or any other breach of the provisions of this Agreement would be extremely detrimental to SFBC and the Surviving Corporation. By reason thereof, the Shareholders agree that SFBC and/or the Surviving Corporation shall be entitled, in addition to any other remedies it may have under this Agreement, by law or equity, or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent a breach or curtail any breach or threatened breach of this Agreement by the Shareholders without having to plead or prove lack of adequate remedy at law or irreparable harm or post a bond or other security; provided, however, that no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of such a breach.

5.3

Cooperation in Third-Party Litigation.

(a)

After the Closing, the Shareholders shall provide such cooperation as SFBC, the Surviving Corporation, or their counsel may reasonably request in connection with (i) any legal proceedings related to the business of Taylor; and (ii) any legal proceedings for which SFBC is entitled to indemnification from Taylor under Section 6.2. Such cooperation shall include, but not be limited to, the Shareholders being available upon the reasonable request and at the expense of the Surviving Corporation or its counsel to consult with and assist the Surviving Corporation and its counsel in connection with any such legal proceedings and to prepare for and testify in any such proceedings, including depositions, trials and arbitration proceedings.

(b)

The Surviving Corporation agrees that after the Closing, Surviving Corporation shall provide such cooperation as the Shareholders or their counsel may reasonably request in connection with (i) pending or threatened proceedings set forth in Schedule 5.3(b) (ii) any proceedings relating to the business of Taylor which are hereafter pending or threatened and to which the Shareholders are a Party; and (iii) any proceedings for which the Shareholders are entitled to indemnification from SFBC under Section 6.3 hereof. Such cooperation shall include, but not be limited to, making employees of SFBC or the Surviving Corporation available upon the reasonable request of the Shareholders or their counsel to consult with and assist the Shareholders and their counsel regarding any such proceedings and to prepare for and testify in connection with any such proceedings, including depositions, trials and arbitration proceedings.

(c)

The provisions of this Section 5.3 are not intended to conflict with, and shall not override the other provisions of this Agreement.

Section 6.

Survival of Representations and Warranties; Indemnification.

6.1

Survival of Representations and Warranties and Covenants. The representations, warranties, covenants, and obligations of SFBC and Sub and Taylor and the Shareholders set forth in this Agreement and in any certificate, agreement, or instrument delivered in connection with the transactions contemplated hereby, shall survive the Closing for a period equal to 27 months from Closing after which no suit may be initialized or claim made for indemnity under the Agreement.

6.2

Indemnification by the Shareholders. In addition to and not in limitation of the Shareholders’ indemnification obligations set forth elsewhere in this Agreement, the Shareholders shall, defend, indemnify, and hold harmless SFBC and their Affiliates and their respective officers, directors, agents and employees (individually, an “SFBC Indemnitee” and collectively the “SFBC Indemnitees”), from and against any and all claims, losses, deficiencies, Liabilities, obligations, damages, penalties, punitive damages, costs, and expenses (including, without limitation, reasonable legal, expert witness, accounting and consulting fees), whether or not resulting from third Party claims (collectively, “Losses”), suffered by an SFBC Indemnitee, which arise out of or result from:

(a)

any material inaccuracy or material misrepresentation in or breach of any of the representations, warranties, covenants or agreements made by Taylor and the Shareholders in this Agreement or in any document or certificate delivered by Taylor and the Shareholders pursuant to the provisions of this Agreement, provided, however, this Section 6.2(a) shall not affect the obligations of the Shareholders as provided in Section 2.6 of this Agreement; or

(b)

Any Liabilities for Taxes except as disclosed on a schedule delivered by Taylor to SFBC at the Closing or Liabilities relating to Environmental, Health and Safety Requirements.

6.3

Limitation of Indemnification by Shareholders. Notwithstanding the foregoing, under no circumstances shall any Shareholder be liable under this Agreement for indemnification amounts hereunder, which in the aggregate taking into account all claims for indemnification that have been made, exceeds the Merger Consideration actually received by such Shareholder.

6.4

Indemnification by SFBC. SFBC shall defend, indemnify and hold harmless, the shareholders of Taylor (individually, a “Shareholder Indemnitee” and collectively the “Shareholder Indemnitees”) from and against any and all Losses, suffered by a Shareholder Indemnitee, which arise out of or result from any inaccuracy or misrepresentation in or breach of any of the representations, warranties, covenants or agreements made by SFBC or Sub in this Agreement or in any document or certificate delivered by SFBC or Sub pursuant to the provisions of this Agreement. Notwithstanding anything in this Agreement to the contrary, in no event shall SFBC be liable to indemnify the shareholders of Taylor for any Taxes.

6.5

Indemnification Payments. All indemnity payments, whether by SFBC, Sub or the Shareholders, to be made under this Agreement shall be made in immediately available funds.

6.6

Procedure for Third Party Claims.

(a)

If any third Party shall notify any Party (the “Indemnified Party”) with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against any other Party (the “Indemnifying Party”) under this Section 6, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

(b)

Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within five days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

(c)

So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 6.5(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party not to be withheld unreasonably, and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party not to be withheld unreasonably. If as a consequence of the entry into a judgment or settlement, the Indemnified Party receives an unconditional general release, it shall not be reasonable for the Indemnified Party to withhold its consent.

(d)

In the event any of the conditions in Section 6.5(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith; (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys’ fees and expenses) and (iii) the Indemnifying Party will remain responsible for any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 6.

(e)

The Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties except to the extent that local counsel, in addition to such Parties’ regular counsel, is necessary or desirable in order to effectively defend against such action or proceeding.

(f)

Notwithstanding anything to the contrary contained in Sections 6.5(b) through (e), if an Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from, additional to or in conflict with those available to the Indemnifying Party which is also a Party to such action or proceeding, the Indemnified Party may retain a separate law firm together with local counsel, if applicable, to represent it, and the Indemnifying Party shall promptly (but not more than 30 days after receipt of an invoice) pay the fees and expenses of such additional counsel. Provided, further, the Indemnifying Party shall not be liable for the expenses of more than one separate law firm (in addition to any local counsel) in any one action or proceeding or series of related actions or proceedings in the same jurisdiction representing the Indemnified Parties who are Parties to such action or proceeding. To the extent the provisions of Section 2.7 are inconsistent with this Section 6.6, the terms of Section 2.7 shall apply to third party claims with respect to Taxes.

6.7

Successors. The merger, consolidation, liquidation, dissolution or winding up of, or any similar transaction with respect to, the Parties hereto shall not affect in any manner the obligations of the Parties pursuant to Section 6 or any other term or provision of this Agreement, and the Parties covenant and agree to make adequate provision for their Liabilities and obligations hereunder in the event of any such transaction.

Section 7.

Brokerage. SFBC and Sub have retained UBS Investment Bank to represent them in connection with the transactions contemplated by this Agreement, and Taylor and the Shareholders have retained Fairmount Partners to represent them in connection with the transactions contemplated by this Agreement. SFBC and Sub shall pay all of the fees and expenses owed to UBS Investment Bank, and Taylor shall pay all of the fees and expenses owed to Fairmount Partners, which fees and expenses shall be paid from the cash portion of the Merger Consideration.

Section 8.

General Provisions.

8.1

No Third Party Beneficiaries. Nothing in this Agreement is intended, nor shall it be construed, to confer any rights or benefits upon any Person (including, but not limited to, any employee or former employee of Taylor) other than the Parties hereto, and solely to the extent provided in Section 6, Shareholder Indemnitees, and no other Person shall have any rights or remedies hereunder.

8.2

Expenses of the Parties. All expenses involved in the preparation, authorization, and consummation of this Agreement, incurred up to and including the Closing, including, without limitation, all fees and expenses of agents, representatives, counsel, and accountants in connection therewith, shall be borne solely by the Party who shall have incurred the same, and the other Parties shall have no Liability in respect thereof; provided, however, that nothing herein shall be construed to release or impair any claim for damages by any Party.

8.3

Construction. The Parties (including the Shareholders on behalf of all shareholders of Taylor) have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

8.4

Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled, without the necessity of pleading or proving irreparable harm or lack of an adequate remedy at law, to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof. Any such claim for specific performance or other equitable relief shall be brought and determined in the appropriate federal or state court in the State of Florida located in Miami-Dade County and in no other forum. The Parties hereby irrevocably submit to the jurisdiction of any such Florida state court or federal court in connection with such claim for a specific performance or other equitable relief.

8.5

Severability. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

8.6

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

8.7

Benefit. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their legal representatives, successors and permitted assigns.

8.8

 Notices. Any notice, report, demand, waiver, consent or other communication given by a Party under this Agreement shall be in writing, may be given by a Party or its legal counsel, and shall deemed to be duly given upon delivery by Federal Express or similar next business day courier service which provides evidence of delivery, or when delivered by facsimile transmission if a copy thereof is also delivered in person or by next business day courier. Notices of address change shall be effective only upon receipt notwithstanding the provisions of the foregoing sentence.

Notice to Taylor shall be sufficient if given to:	Taylor Technology, Inc.
107 College Road
Princeton, New Jersey 08540
Attn: Paul A. Taylor
with a copy to:
Pepper Hamilton LLP
300 Alexander Park
Princeton, NJ 08543-5276 Attention: Michael J. Mann, Esq. Facsimile: (866) 422-4230

Notice to SFBC and Sub shall be sufficient if given to:	SFBC International, Inc.
11190 Biscayne Boulevard
Miami, Florida 33181

with a copy to:	Michael Harris, P.A.
1555 Palm Beach Lakes Boulevard
Suite 310
West Palm Beach, Florida 33401
Attention: Michael D. Harris, Esq.
Facsimile: (561) 478-1817

8.9

Attorney’s Fees.  In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding including an arbitration proceeding is commenced to enforce the provisions of this Agreement, the prevailing Parties shall be entitled to an award by the court or arbitrator, as appropriate, of reasonable attorney’s fees, costs and expenses.

8.10.

Oral Evidence.  This Agreement constitutes the entire Agreement between the Parties and supersedes all prior oral and written agreements between the Parties hereto with respect to the subject matter hereof.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the Party or Parties against which enforcement of the change, waiver discharge or termination is sought.

8.11

Governing Law.  This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of Delaware without regard to choice of law considerations.

8.12

Arbitration.  Except for an action seeking equitable relief, any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the Parties are unable to resolve by mutual agreement, shall be settled by submission by either Party of the controversy, claim or dispute to binding arbitration in New York County, New York (unless the Parties agree in writing to a different location), before three arbitrators in accordance with the rules of the American Arbitration Association then in effect.  In any such arbitration proceeding the Parties agree to provide all discovery deemed necessary by the arbitrators.  The decision and award made by the arbitrator shall be final, binding and conclusive on all Parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

8.13

Section or Paragraph Headings.  Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed under seal as of the date first above written.

__________________________

SFBC INTERNATIONAL, INC.

__________________________

By: /s/ Arnold Hantman_________________

     Arnold Hantman, Chief Executive Officer

__________________________

SFBC TAYLOR TECHNOLOGY, INC.

__________________________

By: /s/ David Natan___________________

     David Natan, President

_________________________

TAYLOR TECHNOLOGY, INC.

_________________________

By: /s/ Dr. Paul A. Taylor______________

     Dr. Paul A. Taylor, President

    /s/ Dr. Paul A. Taylor_______________

    Dr. Paul A. Taylor, individually

________________________

    /s/ Dr. Thomas D. Oglesby___________

    Dr. Thomas D. Oglesby, individually

    /s/ Patricia M. Coleman______________

    Patricia M. Coleman

    /s/ Dr. James A. Settlage______________

     Dr. James A. Settlage

EXHIBIT A

UMC-2 11/03

New Jersey Division of Revenue

Certificate of Merger/Consolidation

(Profit Corporations)

This form may be used to record the merger or consolidation of a corporation with or into another business entity or entities, pursuant to NJSA 14A.  Applicants must insure strict compliance with the requirements of State law and insure that all filing requirements are met.  This form is intended to simplify filing with the State Treasurer.  Applicants are advised to seek out legal advice before submitting filings to the Department of the Treasury, Division of Revenue’s office.

1.  Type of Filing (check one):   ☒ Merger

☐ Consolidation

2.  Name of Surviving Business Entity:

Taylor Technology, Inc.

3.  Name(s)/Jurisdiction(s) of All Participating Business Entities:

Name	Jurisdiction	Identification # Assigned by Treasurer (if applicable)
Taylor Technology, Inc.	New Jersey	0100500749
SFBC Taylor Technology, Inc.	New Jersey	0100929680

4.  Date Merger/Consolidation adopted:  July 25, 2004

5.  Voting: (all corporations involved; attach additional sheets if necessary)

     (a)

Corp. Name:

Taylor Technology, Inc.

__10,800_____________Outstanding Shares

If applicable, set forth the number and designation of any class or series of shares entitled to vote.

Voting For _______________

Voting Against ____________; OR

Merger/Consolidation plan was adopted by the unanimous written consent of the shareholders without a meeting (check) ☒

     (b)

Corp. Name:

SFBC Taylor Technology, Inc. _____1,000_______ Outstanding Shares

If applicable, set forth the number and designation of any class or series of shares entitled to vote.

Voting For ______________

Voting Against _____________;

Merger/Consolidation plan was adopted by the unanimous written consent of the shareholders without a meeting (check) ☒

6.  Service of Process Address (For use if the surviving business entity is not authorized or    registered by the State Treasurer:

The surviving business entity agrees that it may be served with process in this State in any action, suit or proceeding for the enforcement of any obligation of any domestic or foreign corporation, previously amendable to suit in this State, which is a party to this merger/ consolidation, and in any proceeding for the enforcement of the rights of a dissenting shareholder of such domestic corporation against the surviving corporation.

The Treasurer is hereby appointed as agent to accept service of process in any such action, suit, or proceeding which shall be forwarded to the surviving business entity at the Service of Process address stated above.

The Surviving Business Entity also agrees that it will promptly pay to the dissenting shareholders of any such domestic corporation the amount, if any, to which they may be entitled under the provisions of Title 14A.

7.  Effective Date: Upon Filing of this Certificate and Plan of Merger

Signature	Name	Title	Date
	Paul A. Taylor	President, Taylor Technology, Inc.	July ____, 2004
		President, SFBC Taylor Technology, Inc.	July ____, 2004

PLAN OF MERGER OF

TAYLOR TECHNOLOGY, INC.

AND SFBC TAYLOR TECHNOLOGY, INC.

This Plan of Merger entered into as of this 25th day of July 2004 (the “Plan of Merger”), by and between Taylor Technology, Inc., a New Jersey corporation (the “Surviving Corporation”) and SFBC Taylor Technology, Inc., a New Jersey corporation (“SFBC Taylor”). SFBC Taylor and the Surviving Corporation are also referred to collectively as the “Parties.” All capitalized terms not defined herein shall have the meaning set forth in the Merger Agreement by and among SFBC International, Inc. SFBC Taylor, Taylor Technology, Inc., Dr. Paul A. Taylor, Dr. Thomas D. Oglesby, Patricia M. Coleman and Dr. James A. Settlage dated July 25, 2004.

WHEREAS, the Surviving Corporation has 250,000 shares of common stock authorized, with no par value per share, of which 10,800 shares have been duly issued and are now outstanding; and

WHEREAS, SFBC Taylor has authorized capital stock consisting of 1,000 shares of common stock, $0.0001 par value per share, of which 1,000 shares have been duly issued and are now outstanding; and

WHEREAS, the boards of directors of the Parties, deem it advisable and generally to the advantage and welfare of the Parties and recommended to the shareholders of the Parties that SFBC Taylor merge with the Surviving Corporation under and pursuant to the provisions of New Jersey Business Corporation Act (“NJBCA”); and

WHEREAS, the boards of directors and shareholders of the Parties have approved the terms and conditions of the merger; and

NOW,THEREFORE, in consideration of the premises and of the mutual promises herein contained, the Parties have agreed, and do hereby agree, that SFBC Taylor shall merge with and into the Surviving Corporation upon the terms and conditions below stated.

1.

Adoption and Approval of Agreement.  Pursuant to Sections 14A:6-7.1, 14A:10-1 and 14A:10-3 of the NJBCA, the sole director of SFBC Taylor by written consent on July 25, 2004, and the sole shareholder of SFBC Taylor, by written consent of the shareholders entitled to vote, approved the Plan of Merger and Merger Agreement, as well as the Amended and Restated Certificate of Incorporation filed herewith, all on July 25, 2004. Pursuant to Sections 14A:6-7.1, 14A:10-1 and 14A:10-3 of the NJBCA; the sole director of Taylor by written consent on July 25, 2004,and the shareholders of the Surviving Corporation have by unanimous written consent have adopted and approved the Plan of Merger and the Merger Agreement by unanimous written consent on July 25, 2004.

2.

Agreement to Merge.  The Parties hereby agree that SFBC Taylor shall be merged with and into the Surviving Corporation.

3.

Effective Date.  The merger of the undersigned corporations shall become effective upon the filing of the Plan of Merger with the Treasurer of the State of New Jersey, Division of Revenue.

4.

Name of Merged Corporation.  The name of the Surviving Corporation shall be changed to SFBC Taylor Technology, Inc. by filing of the attached Amended and Restated Certificate of Incorporation.

5.

Agreement.  The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation located at 107 College Road, Princeton, New Jersey 08540.

6.

Manner and Basis for Conversion of Shares.  The authorized capital and number of shares issued and outstanding of the Surviving Corporation shall not change. As set forth in the Merger Agreement, the common stock of SFBC Taylor shall convert into an equal number of shares of the common stock of the Surviving Corporation and the common stock of Taylor Technology, Inc. shall convert into $16,920,204.95 in cash and 133,595 shares of common stock of SFBC International, Inc., the parent of the Surviving Corporation.

7.

Certifications of Board Approval.  The undersigned secretary of SFBC Taylor hereby certifies that the sole member of board of directors of SFBC Taylor adopted the Plan of Merger by written consent on July 25, 2004. The undersigned secretary of the Surviving Corporation hereby certifies that the board of directors of the Surviving Corporation adopted the Plan of Merger and the Amended and Restated Certificate of Incorporation, of SFBC International, Inc., by unanimous written consent on July 25, 2004.

8.

Shareholder Approvals.  The undersigned secretary of SFBC Taylor hereby certifies that the sole shareholder of SFBC Taylor approved the Plan of Merger by unanimous written consent on July25, 2004. The undersigned secretary of the Surviving Corporation hereby certifies that the shareholders of the Surviving Corporation approved the Plan of Merger by unanimous written consent on July 25, 2004.

IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be executed by the persons named below pursuant to authority given by their respective boards of directors.

SFBC Taylor Technology, Inc., a New Jersey corporation

____________________________________________

By:  David Natan, President and Secretary

Taylor Technology, Inc., a New Jersey Corporation

By: ______________________________________

      Paul A. Taylor, President and Secretary

EXHIBIT B

ESCROW AGREEMENT

THIS ESCROW AGREEMENT, dated as of July 25, 2004 (“Escrow Agreement”), is by and among SFBC International, Inc., a Delaware corporation (“SFBC”), Dr. Paul A. Taylor, Dr. Thomas D. Oglesby, Patricia M. Colman and Dr. James A. Settlage (each a “Recipient” and collectively the “Recipients”), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as the Escrow Agent hereunder (“Escrow Agent”). All capitalized terms not defined herein shall have the meaning set forth in the Agreement and Plan of Merger by and among SFBC International, Inc., SFBC Taylor Technology, Inc., Taylor Technology, Inc., and the Recipients dated as of July 25, 2004 (the “Agreement”).

BACKGROUND

A.  As a portion of the consideration payable under the Agreement, SFBC shall pay a total of $1,000,000 in cash and deliver to the Recipients a total of 33,566 of shares of its common stock, par value $0.001 per share (“Common Stock”). The Agreement provides that such cash and Common Stock shall be held in escrow for a period of time prior to disbursement to the Recipients (“Escrowed Merger Payment”).

B.  The Escrow Agent has agreed to accept, hold, and disburse the Escrowed Merger Payment deposited with it in accordance with the terms of this Escrow Agreement.

C.  Pursuant to the Agreement, SFBC and the Recipients have each appointed the Representatives (as defined below) to represent them for all purposes in connection with the Escrowed Merger Payment to be deposited with the Escrow Agent, and this Escrow Agreement.

D.  In order to establish the escrow and to effect the provisions of the Agreement, the parties hereto have entered into this Escrow Agreement.

STATEMENT OF AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.

Definitions.  The following terms shall have the following meanings when used herein:

“SFBC Representative” shall mean Arnold Hantman or any other person designated in a writing signed by SFBC and delivered to the Escrow Agent and the Recipients’ Representative in accordance with the notice provisions of this Escrow Agreement, to act as its representative under this Escrow Agreement.

“CPA” shall mean the independent auditor selected in writing by the Representatives to determine Excess Liabilities.

“Excess Liabilities” shall mean the amount, if any, by which $3 million exceeds the shareholders equity of Taylor as of the closing date of the Merger.

“Escrow Property” shall mean $1,000,000 in cash and 33,566 shares of Common Stock of SFBC deposited with the Escrow Agent pursuant to this Escrow Agreement and the Agreement.

“Escrow Period” shall mean the period commencing on the date hereof and ending 24 months thereafter, unless terminated sooner as provided herein.

“First Release Date” shall mean July 25, 2005.

“Second Release Date” shall mean July 25, 2006.

“Joint Written Direction” shall mean a written direction executed by the Representatives and directing the Escrow Agent to disburse all or a portion of the Escrow Property or to take or refrain from taking an action pursuant to this Escrow Agreement.

“Recipients’ Representative” shall mean Dr. Paul A. Taylor or any other person designated in a writing signed by the Recipients and delivered to the Escrow Agent and the SFBC Representative in accordance with the notice provisions of this Escrow Agreement, to act as its representative under this Escrow Agreement.

“Representatives” shall mean the SFBC Representative and the Recipients’ Representative.

2.

Appointment of and Acceptance by the Escrow Agent.  SFBC and the Recipients hereby appoint the Escrow Agent to serve as escrow agent hereunder. The Escrow Agent hereby accepts such appointment and, upon receipt of the Escrow Property in accordance with Section 3 below, agrees to hold, and disburse the Escrow Property in accordance with this Escrow Agreement.

3.

Creation of Escrow Property. At the Closing, SFBC shall deliver $1,000,000 in cash and 33,566 shares of Common Stock to the Escrow Agent.

4.

Determination of Excess Liabilities. The amount of Excess Liabilities, if any, shall be determined in the following manner and in the following order:

a.

On the applicable Release Date, if no written direction has been received from the SFBC Representative or if the SFBC Representative provides written direction to the Escrow Agent that there are no Excess Liabilities, then the amount of Excess Liabilities shall be zero.

b.

On the applicable Release Date, Joint Written Direction is given to the Escrow Agent which states the agreed upon amount of Excess Liabilities.

c.

On the applicable Release Date, if written notice is given to the Escrow Agent which states the determination of the Excess Liabilities has been referred to the CPA, the Escrow Agent will continue to hold the Escrow Property until it receives either (i) written direction from the CPA which states the CPA’s determination of Excess Liabilities or (ii) Joint Written Direction is given to the Escrow Agent which states the agreed upon amount of Excess Liabilities. If the Excess Liabilities as determined by the CPA are equal to or greater than the Excess Liabilities as determined by SFBC, the written direction from the CPA may contain the CPA’s bill for services, in which case the Escrow Agent is directed to deliver an amount of money equal to the CPA’s bill to the CPA and deduct such amount from the disbursement to the Recipients.

5.

Disbursements of Escrow Property.

a.

Joint Written Direction. The Escrow Agent shall disburse Escrow Property, at any time and from time to time, in accordance with a Joint Written Direction.

b.

First Release Date. On the First Release Date, or if the determination of the Excess Liabilities has been referred to the CPA on such later date as the Escrow Agent receives the CPA’s determination of the Excess Liabilities or Joint Written Direction, the Escrow Agent shall disburse any Excess Liabilities to SFBC and shall disburse one half of the Escrow Property less any Excess Liabilities to the Recipients’ Representative. Any disbursement to SFBC shall be in cash to the extent cash is available followed by Common Stock, and any disbursement to the Recipients’ Representative shall be in proportionate amounts of cash and Common Stock.

c.

Second Release Date. On the Second Release Date, or if the determination of the Excess Liabilities has been referred to the CPA on such later date as the Escrow Agent receives the CPA’s determination of the Excess Liabilities or Joint Written Direction, the Escrow Agent shall disburse any Excess Liabilities to SFBC less the amount of any Excess Liabilities disbursed to SFBC on the First Release Date. The Escrow Agent shall then disburse the remaining Escrow Property to the Recipients’ Representative.

d.

Expiration of the Escrow Period. Upon the expiration of the Escrow period, the Escrow Agent shall distribute, as promptly as practicable, the Escrow Property in accordance with Section 6 below.

All disbursements of property from the Escrow Property shall be subject to the claims of the Escrow Agent and the Indemnified Parties (as defined below) pursuant to Section 10 below.

6.

Suspension of Performance; Disbursement Into Court.  If, at any time, there shall exist any dispute between SFBC, the Recipients or the Representatives with respect to the holding or disposition of any portion of the Escrow Property or any other obligations of the Escrow

Agent hereunder, or if at any time the Escrow Agent is unable to determine, to the Escrow Agent’s sole satisfaction, the proper disposition of any portion of the Escrow Property or the Escrow Agent’s proper actions with respect to its obligations hereunder, or if the Representatives have not within 30 days of the furnishing by the Escrow Agent of a notice of resignation pursuant to Section 8 hereof, appointed a successor the Escrow Agent to act hereunder, then the Escrow Agent may, in its sole discretion, take either or both of the following actions:

a.

suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of the Escrow Agent or until a successor the Escrow Agent shall have been appointed (as the case may be).

b.

petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to the Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required by law, deliver to such court, for holding and disposition in accordance with the instructions of such court, the Escrow Property.

The Escrow Agent shall have no liability to SFBC, the Recipients, their respective shareholders or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrow Property or any delay in or with respect to any other action required or requested of the Escrow Agent.

7.

Investment of Escrow Property; Voting.

a.

The cash portion of the Escrow Property shall be held in an interest-bearing account of a type chosen by the Recipients’ Representative and acceptable to the Escrow Agent.

b.

The shares of Common Stock included in the Escrow Property shall be voted in accordance with the written instructions (if any) of the Recipients’ Representative. The Escrow Agent shall not vote any shares of Common Stock included in the Escrow Property for which the Escrow Agent has not received from the Recipients’ Representative written instructions in form and substance reasonably satisfactory to the Escrow Agent.

8.

Resignation and Removal of the Escrow Agent.  The Escrow Agent may resign from the performance of its duties hereunder at any time by giving ten (10) days’ prior written notice to the Representatives or may be removed, with or without cause, by the Representatives, acting jointly by furnishing a Joint Written Direction to the Escrow Agent, at any time by the giving of ten (10) days’ prior written notice to the Escrow Agent. Such resignation or removal shall take effect upon the appointment of a successor the Escrow Agent as provided herein below. Upon any such notice of resignation or removal, the Representatives jointly shall appoint a successor the Escrow Agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $10,000,000. Upon the acceptance in writing of any appointment as the Escrow Agent hereunder by a successor the Escrow Agent, such successor the Escrow Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring the Escrow Agent, and the retiring the Escrow Agent shall be discharged from its duties and obligations under this Escrow Agreement, but shall not be discharged from any liability for actions taken as the Escrow Agent hereunder prior to such succession. After any retiring the Escrow Agent’s resignation or removal, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Escrow Agent under this Escrow Agreement. The retiring the Escrow Agent shall transmit all records pertaining to the Escrow Property and shall transfer all Escrow Property held by it to the successor the Escrow Agent, after making copies of such records as the retiring the Escrow Agent deems advisable and after deduction and payment to the retiring the Escrow Agent of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by the retiring the Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

9.

Liability of the Escrow Agent.

a.

The Escrow Agent shall have no liability or obligation with respect to the Escrow Property except for the Escrow Agent’s willful misconduct or gross negligence. The Escrow Agent’s sole responsibility shall be for the safekeeping and disbursement of the Escrow Property in accordance with the terms of this Escrow Agreement. The Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. The Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Escrow Agreement. In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. The Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Property, any account in which Escrow Property are deposited, this Escrow Agreement or the Agreement, or to appear in, prosecute or defend any such legal action or proceeding. The Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. SFBC shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

b.

The Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Property, without determination by the Escrow Agent of such court’s jurisdiction in the matter. If any portion of the Escrow Property is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

10.

Indemnification of the Escrow Agent.  From and at all times after the date of this Escrow Agreement, SFBC and the Recipients, jointly and severally, shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of the Escrow Agent (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys’ fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation SFBC or the Recipient, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify SFBC and the Recipients in writing, and SFBC and the Recipients shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by such Indemnified Party in its sole discretion) in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party, except that SFBC and/or the Recipients shall be required to pay such fees and expenses if (a) SFBC and/or the Recipients agree to pay such fees and expenses, or (b) SFBC and/or the Recipient shall fail to assume the defense of such action or proceeding or shall fail, in the sole discretion of such Indemnified Party, to employ counsel satisfactory to the Indemnified Party in any such action or proceeding, (c) SFBC or the Recipients are the plaintiff in any such action or proceeding or (d) the named or potential parties to any such action or proceeding (including any potentially impleaded parties) include both Indemnified Party and the Recipients and/or SFBC, and Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Recipients or SFBC. SFBC and the Recipients shall be jointly and severally liable to pay fees and expenses of counsel pursuant to the preceding sentence, except that any obligation to pay under clause (a) shall apply only to the party so agreeing. All such fees and expenses payable by the Recipients and/or SFBC pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. All of the foregoing losses, damages, costs and expenses of the Indemnified Parties shall be payable by SFBC and the Recipients, jointly and severally, upon demand by such Indemnified Party. The obligations of SFBC and the Recipient under this Section 10 shall survive any termination of this Escrow Agreement, and the resignation or removal of the Escrow Agent shall be independent of any obligation of the Escrow Agent.

The parties agree that neither the payment by SFBC or the Recipients of any claim by the Escrow Agent for indemnification hereunder nor the disbursement of any amounts to the Escrow Agent from the Escrow Property in respect of a claim by the Escrow Agent for indemnification shall impair, limit, modify, or affect, as between SFBC and the Recipients, the respective rights and obligations of SFBC, on the one hand, and the Recipients, on the other hand, under the Agreement.

11.

Fees and Expenses of the Escrow Agent.  SFBC shall compensate the Escrow Agent for its services hereunder in accordance with Schedule A attached hereto and, in addition, shall reimburse the Escrow Agent for all of its reasonable out-of-pocket expenses, including attorneys’ fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. All of the compensation and reimbursement obligations set forth in this Section 11 shall be payable by SFBC upon demand by the Escrow Agent. The obligations of SFBC under this Section 11 shall survive any termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

12.

SFBC makes the following representations and warranties to the Escrow Agent:

a.

SFBC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder.

b.

This Escrow Agreement has been duly approved by all necessary corporate action of SFBC, including any necessary shareholder approval, has been executed by duly authorized officers of SFBC, and constitutes a valid and binding agreement of SFBC, enforceable in accordance with its terms.

c.

The execution, delivery, and performance by SFBC of this Escrow Agreement is in accordance with the Agreement and will not violate, conflict with, or cause a default under the articles of incorporation or bylaws of SFBC, any applicable law or regulation, any court order or administrative ruling or decree to which SFBC is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement, including without limitation the Agreement, to which SFBC is a party or any of its property is subject.

d.

Arnold Hantman has been duly appointed to act as the SFBC Representative hereunder and has full power and authority to execute, deliver, and perform this Escrow Agreement, to execute and deliver any Joint Written Direction, to amend, modify or waive any provision of this

Agreement and to take any and all other actions as the Recipients’ Representative under this Agreement, all without further consent or direction from, or notice to, the Recipients or any other party.

e.

No party other than the parties hereto have, or shall have, any lien, claim or security interest in the Escrow Property or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Property or any part thereof.

f.

All of the representations and warranties of SFBC contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement of the Escrow Property.

13.

Consent to Jurisdiction and Venue.  In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Agreement, the parties hereto agree that the United States District Court for the Southern District of Florida shall have the sole and exclusive jurisdiction over any such proceeding. If such court lacks federal subject matter jurisdiction, the parties agree that the 11th Judicial Circuit Court of Miami-Dade, Florida shall have sole and exclusive jurisdiction. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service or process to vest personal jurisdiction over them in any of these courts.

14.

Notice.  All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered five (5) days after deposit in the United States mails, by certified mail with return receipt requested and postage prepaid, when delivered personally, one (1) day after delivery to any overnight courier, or when transmitted by facsimile transmission facilities, and addressed to the party to be notified as follows:

If to SFBC at:

SFBC International, Inc.

11190 Biscayne Boulevard

Miami, Florida  33181

Attention:  Arnold Hantman, Chief Executive Officer

Facsimile Number:  (305) 895-8616

With a copy to:

Michael D. Harris, Esq.

Michael Harris, P.A.

1555 Palm Beach Lakes Boulevard, Suite 310

West Palm Beach, Florida  33401

Facsimile:  (561) 478-1817

If to the Recipients at:

Dr. Paul A. Taylor

107 College Road

Princeton, New Jersey  08540

Facsimile:  (609) 951-0080

With a copy to:

Michael J. Mann

Pepper Hamilton, LLP

300 Alexander Park

Princeton, New Jersey

Facsimile:  (609) 452-1147

If to the Escrow

Agent at:

Wachovia Bank, National Association

as Escrow Agent

Corporate Trust Bond Administration

200 South Biscayne Blvd.

14th Floor, FL 6065

Miami, Florida  33131

ATTENTION: Daryl Mergenthal

Facsimile Number: (305) 789-4678

or to such other address as each party may designate for itself by like notice.

15.

Amendment or Waiver.  This Escrow Agreement may be changed, waived, discharged or terminated only by a writing signed by the Representatives and the Escrow Agent. No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

16.

Severability.  To the extent any provision of this Escrow Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.

17.

Governing Law.  This Escrow Agreement shall be construed and interpreted in accordance with the internal laws of the State of Florida without giving effect to the conflict of laws principles thereof.

18.

Entire Agreement.  This Escrow Agreement constitutes the entire agreement between the parties relating to the holding, investment and disbursement of the Escrow Property and sets forth in their entirety the obligations and duties of the Escrow Agent with respect to the Escrow Property.

19.

Binding Effect.  All of the terms of this Escrow Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective heirs, successors and assigns of SFBC, the Recipients, the Representatives and the Escrow Agent.

20.

Execution in Counterparts.  This Escrow Agreement and any Joint Written Direction may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement or direction.

21.

Termination.  Upon the first to occur of the disbursement of all amounts in the Escrow Property pursuant to Joint Written Directions or the disbursement of all amounts in the Escrow Property into court pursuant to Section 6 hereof, this Escrow Agreement shall terminate and the Escrow Agent shall have no further obligation or liability whatsoever with respect to this Escrow Agreement or the Escrow Property.

22.

Dealings.  The Escrow Agent and any stockholder, director, officer or employee of the Escrow Agent may buy, sell, and deal in any of the securities of SFBC and become pecuniarily interested in any transaction in which SFBC may be interested, and contract and lend money to SFBC and otherwise act as fully and freely as though it were not the Escrow Agent under this Agreement. Nothing herein shall preclude the Escrow Agent from acting in any other capacity for SFBC or for any other entity.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the date first above written.

SFBC International, Inc.

 By:    ______________________________

Arnold Hantman, Chief Executive Officer

Recipients

WITNESS

_____________________________________

_______________________

Dr Paul A. Taylor

_______________________

_____________________________________

Dr. Thomas D. Oglesby

______________________________________

Patricia M. Coleman

______________________________________

Dr. James A. Settlage

WACHOVIA BANK, NATIONAL ASSOCIATION

as Escrow Agent

By:  __________________________________

        Michael C. Daly,

        Assistant Vice President

EXHIBIT C

July __, 2004

SFBC International, Inc.

11190 Biscayne Boulevard

Miami, Florida 33181

Attention: Arnold Hantman, Chief Executive Officer

Re:

SFBC International, Inc./Stock Transfer

Dear Sirs:

This will confirm my representation to you and my agreement with you in connection with my acquisition of shares (the “Shares”) of the common stock of SFBC International, Inc. (the “Company”), as part of the consideration in connection with the Agreement and Plan of Merger by and among, the Company, SFBC Taylor Technology, Inc., Taylor Technology Inc., and certain shareholders of Taylor Technology, Inc.

1.

Prior to my acquisition of these Shares, I have reviewed the operations of the Company and in this connection the Company offered me access to the same information concerning it which would be contained in a prospectus meeting the requirements of §10 to the Securities Act of 1933 (“Securities Act”). In connection therewith, I furnished you with information, upon which you have relied, in support of my advice to you that I am a substantial investor and able to bear the risk of the loss of my entire investment. In addition, I have the knowledge and experience in business matters so that I am capable of evaluating the merits and risks involved with my acquisition of the Shares. Alternatively, in making such acquisition I relied upon the advice of ______________________________________ as to the appropriateness of such investment and such person has the knowledge and experience in business matters so as to be capable of evaluating the merits and risks involved with the acquisition of the Shares.

2.

I have acquired the Shares for my own account. You have advised me that the transfer of the Shares to me will not be registered under the Securities Act, and that in not registering the Shares you have relied upon my representations to you set forth in this letter. The Shares were acquired by me for my own account for investment and not with a view to, or for resale in connection with, the distribution thereof. I have no present intention of reselling or distributing them after any period of time. I do not have any contract, undertaking, agreement or arrangement with any person to sell or transfer to such persons or to any third person any of the Shares. My acquisition of the Shares for investment is consistent with my financial needs.

C-1

SFBC International, Inc.

July __, 2004

3.

I shall make no disposition at any time of any of the Shares in contravention of the provisions of the Securities Act or rules thereunder.

4.

I shall make no disposition of any of the Shares unless and until (i) notice of the proposed disposition shall have been given to the Company and (ii) the Company shall have received the written opinion of its counsel to the effect that (a) the proposed disposition will not be in contravention of any of the registration provisions of the Securities Act or (b) appropriate action necessary for compliance with the registration provisions of the Securities Act has been taken.

5.

I hereby authorize the Company to imprint an appropriate restrictive legend on the certificates representing the Shares acquired by me.

6.

I acknowledge receipt of the following documents relating to the Company:

a.

Form 10-K for the year ended December 31, 2003;

b.

Form 10-Q for the quarter ended March 31, 2004;

c.

Form 8-K filed on May 12, 2004.

d.

Annual Report to Shareholders.

e.

Definitive Proxy Statement filed on May 12, 2004.

f.

Definitive Additional Materials filed on June 8, 2004.

Very truly yours,

By:

_________________________

C-2

EXHIBIT D

FORM OF LEGAL OPINION FOR TAYLOR TECHNOLOGY, INC.

AND THE SHAREHOLDERS

The legal opinion should cover the following areas:

1.

Organization, good standing, power, and authorization, etc.

2.

Authorized capital stock, outstanding capital stock and derivative securities. No pre-emptive rights, fully paid, etc.

3.

As of the closing, there are no derivative securities issued and outstanding.

4.

To counsel’s knowledge, after reasonable investigation, there is no pending litigation or similar matters including regulatory inquiries or investigations.

5.

Neither Taylor nor or any party to an agreement with Taylor is in breach of the Agreement nor is Taylor in violation or default with respect to any laws, etc. Similarly, Taylor is not required to take any action in order to avoid any such violation of default.

6.

Holders of 100% of the outstanding capital stock of Taylor have approved the Merger and have made a Section 338(h)(10) election under the Internal Reserve Code of 1986.

7.

Taylor has all power and authority to enter into the Agreement and other transaction documents and carry out the provisions. All consent, authorizations and approvals have been obtained in connection with the Agreement and other transaction documents. All necessary corporate proceedings have been taken to authorize the execution and delivery of the Agreement and other transaction documents.

8.

Each of the Agreement and the other transaction documents have been duly authorized, executed and delivered and are the legal, valid and binding obligation of each of Taylor, where applicable, subject to the usual exceptions.

9.

The execution, delivery and performance of the Agreement and transaction documents will not violate, result in a breach of, or conflict with, any agreement, etc.

10.

Taylor has all governmental licenses and permits (including those required by the FDA), and has complied with all laws and performed all of their obligations, etc.

D-1

11.

To counsel’s knowledge, after reasonable investigation, Taylor is in compliance with applicable food and drug, medical and environmental laws.

12.

To counsel’s knowledge, after reasonable investigation, except as set forth in the Agreement, the business of Taylor has been conducted in material compliance with all laws, etc.

13.

To counsel’s knowledge, after reasonable investigation, the representations and warranties contained in the Agreement do not contain any misstatements of a material fact, etc.

D-2

EXHIBIT E

Not Prepared

E-1

Merger Agreement Schedules

Schedule 2.4.3

Directors and Officers of the Surviving Corporation

Schedule 2.7

Allocation of Merger Consideration Among Assets

Schedule 3.1(e)

Taylor Subsidiaries

Schedule 3.1(h)

Title to Assets—Exceptions

Schedule 3.1(i)

Leases

Schedule 3.1(j)

Contracts

Schedule 3.1(k)

Labor Difficulties—Exceptions

Schedule 3.1(n)

Licenses and Permits

Schedule 3.1(r)

Absence of Undisclosed Liabilities—Exceptions

Schedule 3.1(u)

Pending Litigation

Schedule 3.1(cc)

Contingent Liabilities

Schedule 3.1(dd)

Environmental, Health, and Safety

Schedule 3.2(c)

Derivative Securities and Agreements

Schedule 4.1(d)

Consents

Schedule 4.1(e)

Events Having a Material Adverse Effect

Schedule 5.3(b)

Pending or Threatened Proceedings

Schedule 2.4.3
Directors and Officers of the Surviving Corporation

Board of Directors

Dr. Gregory Holmes

Dr. Marc LeBel

Dr. Paul A. Taylor

David Natan

Officers

Dr. Marc LeBel, Chief Executive Officer

Dr. Paul A. Taylor, President

David Natan, Secretary and Treasurer

Schedule 2.4.4
Allocation of Merger Consideration Among Shareholders

See attached.

Schedule 2.7
Allocation of Merger Consideration Among Assets

The allocations below are approximate and are subject to revision based on the Closing Date Financial Statements:

Property

$  3,000,000

Accounts Receivable

1,000,000

Goodwill

16,900,000

Schedule 3.1 (e)
Taylor Subsidiaries

Taylor owns a 25% membership interest in Novatia, LLC, a New Jersey limited liability company.

Schedule 3.1(h)
Title to Assets—Exceptions

Merrill Lynch Business Financial Services Inc (“Merrill Lynch”) was granted a security interest in substantially all of the Assets of Taylor to secure a certain credit facility.  The Merrill Lynch credit facility was paid in full on or about July 22, 2004.

Certain equipment of Taylor is subject to the rights of lessors pursuant to the capital leases described on Schedule 3.1(i).

Schedule 3.1(i)
Leases

Schedule of Leased Real Property

Location	City/State	Description	Landlord	Commencement	Expiration	Monthly Rental
107 College Road East	Princeton, NJ	10,448 SqFt	College Road Associates	3/3/1995	2/28/2005	22,942
301 College Road East	Princeton, NJ	13,983 SqFt	College Road Associates	7/23/1997	2/28/2005	30,704
						53,646

Capital Leases

ASSET #	Descripiton	Cost	Capital Lease Bal	Lease Co
99-547	API 3000 System	375,387	15,379	Delage 1
00-624	API 3000 System	310,979	67,719	Delage 2
00-672	API 3000 System	313,651	81,294	First Union
01-747	API 3000	264,308	116,694	First Union 1
01-748	Series 200 Pump	6,411		First Union 1
01-749	Series 200 Pump	6,411		First Union 1
01-750	Autosampler	24,045		First Union 1
03-050	API 4000 System	360,914	251,367	Delage3
Total		1,662,107	532,452

Rental Agreements

Description	Lease Co
Thermo Finnigan TSQ 72000 System	Thermo Capital Company, LLC/Siemens Financial Services, Inc.

Schedule 3.1(j)
Contracts

Taylor is party to a $59,000 maintenance agreement with Tomtec for maintenance of laboratory equipment by Tomtec (which agreement may have previously been made available to SFBC by Taylor).

Except as set forth above, copies of all Contracts have previously been made available to SFBC by Taylor or have been entered into by Taylor in the Ordinary Course of Business and do not involve payment or receipt of more than $25,000.

Schedule 3.1(k)
Labor Difficulties—Exceptions

None.

Schedule 3.1(n)
Licenses and Permits

List of Required Permits or Licenses		License/ID/Permit Number
US CDC	Permit to Import or Transfer Etiological Agents or Vectors of Human Disease	2003-09-059	Expires 9/8/04
US NRC	U.S. Nuclear Regulatory Commission Materials License	29-30390-01	Expiration Date 6/30/2007
US DEA	Controlled Substance Registration Certificate	RT0231314	Expires 11/30/04
NJ DOH	NJ Controlled Dangerous Substances Registration	10CA00022400	Expires 3/31/05
	NJ Generator of Regulated Medical Waster (107 College Road)	184016
	NJ Generator of Regulated Medical Waster (301 College Road)	240446

Schedule 3.1(r)
Absence of Undisclosed Liabilities—Exceptions

None.

Schedule 3.1(u)
Pending Litigation

None.

Schedule 3.1(cc)
Contingent Liabilities

None.

Schedule 3.1(dd)
Environmental, Health, and Safety

With respect to Section 3.1(dd)(ii), see Schedule 3.1(n) for permits, licenses and other authorizations.

With respect to Section 3.1(dd)(v), there are no exceptions.

Schedule 3.2(c)
Derivative Securities and Agreements

Taylor and certain shareholders of Taylor are parties to that certain Agreement dated as of December 1, 1992, as amended.

Schedule 4.1(d)
Consents

College Road Associates Limited Partnership pursuant to the real property leases described in Schedule 3.1(i).

Any and all other Consents have been waived by SFBC and Sub.

Schedule 4.1(e)
Events Having a Material Adverse Effect

None.

Schedule 5.3(b)
Pending or Threatened Proceedings

None.